UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C/A INFORMATION
(Amendment No. 1)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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KL ENERGY CORPORATION
(Name of Registrant as Specified in Charter)

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KL Energy Corporation
306 East Saint Joseph Street, Suite 200
Rapid City, South Dakota 57701

NOTICE OF ACTION BY WRITTEN CONSENT
IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
May 20, 2010

To the Stockholders of KL Energy Corporation:

 We are hereby notifying the stockholders of KL Energy Corporation (“KL Energy” or the “Company”) of the action by written consent (the “Written Consent”) of stockholders holding a majority of the outstanding common stock of the Company with respect to the following matters:

1.	Elect five (5) members to the Company’s Board of Directors (the “Board”);
2.	Approve the KL Energy Corporation 2009 Equity Incentive Plan (the “Plan”).
3.
Adopt the Amended and Restated Articles of Incorporation (the “Amended Articles”) to: increase the authorized number of shares to 200,000,000 and provide for indemnification and limitation of liability for directors and officers.

4.
Approve and authorize the filing of an amendment to the Amended Articles to implement a reverse stock split (the “Reverse Split Amendment”) at such time and in such ratio as may be determined by the Board during the one-year period following the effectiveness of the Written Consent.

Important notice regarding availability of Information Statement materials relating to the Written Consent:  The Information Statement relating to the Written Consent, the annual report to stockholders for the 2009 year and the quarterly report on Form 10-Q for the period ended March 31, 2010 are available at the Company’s website at www.klenergycorp.com.

Only stockholders of record of KL Energy common stock at the close of business on May 20, 2010, the record date, are entitled to receive the accompanying information statement relating to the Written Consent (the “Information Statement”).

By Order of the Board of Directors

/s/ Peter Gross
Peter Gross
Chief Executive Officer and President

May 20, 2010
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND
NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

EXPLANATORY NOTE

This Amendment No. 1 on Form 14C/A (“Form 14C/A”) amends our Definitive Information Statement on Form 14C as initially filed with the Securities and Exchange Commission on May 20, 2010 (“Original Filing”), to correct what the Company believes are immaterial errors in the document previously filed.  These corrections are for clarification purposes only and had no impact on the consolidated statements of operations, stockholders’ deficit, and cash flows for the periods presented.

Except for the aforementioned corrections, this Form 14C/A continues to describe conditions as presented in the Original Filing. This Amendment does not reflect events occurring after the date of the Original Filing or modify or update any disclosures that may have been affected by subsequent events. The Company believes there have been no events since the Original Filing that would represent a fundamental change in the information presented in the Original Filing.  Except as described above, all other information included in the Original Filing remains unchanged.

INFORMATION STATEMENT

KL ENERGY CORPORATION
306 East Saint Joseph Street, Suite 200
Rapid City, South Dakota 57701

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE NOT REQUESTED TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDER AND
NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

This Information Statement and the accompanying 2009 Annual Report, and the quarterly report on Form 10-Q for the period ended March 31, 2010 (”First Quarter Report”), are being mailed or given to the stockholders of the Company on May 20, 2010.  The Information Statement, Annual Report to stockholders for the 2009 year and First Quarter Report will be available at the Company’s website at www.klenergycorp.com on the same date as the mailing of materials to our stockholders.

Stockholders Entitled to Receive Information Statement

Stockholders as of the close of business on May 20, 2010 (the “Record Date”) are entitled to receive the Information Statement, Annual Report and the First Quarter Report.  As of the Record Date, 47,696,560 shares of the Company’s common stock, par value $0.001, were issued and outstanding.

Required Approval

In order to be approved, each proposal being presented must receive the approval of holders of a majority of the issued and outstanding common stock of the Company.  Both the Company’s bylaws and Nevada corporate statutes permit our stockholders to act by written consent in lieu of a meeting of stockholders.  Stockholders owning greater than a majority of the issued and outstanding common stock have executed the Written Consent to:

•	Elect five (5) members of the Company’s Board;
•	Approve the Plan;
•	Adopt the Amended Articles to: increase the authorized number of shares to 200,000,000 and provide for indemnification and limitation of liability for directors and officers.
•
Approve and authorize the filing of the Reverse Split Amendment to effect a reverse stock split at such time and in such ratio as may be determined by the Board during the one-year period following the effectiveness of the Written Consent.

Niton Capital Investment, Niton Capital Advisors, Green Fund, Pedro de Boeck, Warcoing Sucre SA, Mr. Corcoran, Mr. Litzen and Mr. Harstad have executed the Written Consent and represent an aggregate of 69.2% of the outstanding common stock of the Company.  We do not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

Effective Date of Action

Pursuant to Rules of the Securities and Exchange Commission regarding the delivery of Information Statements, the Written Consent will become effective 20 calendar days after the date on which this Information Statement is first mailed to stockholders.

Notice Costs

The Company will pay the costs of furnishing this Information Statement and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding Information Statement materials to the beneficial owners of common stock.

Annual Report on Form 10-K

A copy of the Company’s 2009 Annual Report on Form 10-K and First Quarter Report are enclosed.  The 2009 Annual Report and First Quarter Report will also be available at our website, which may be found at www.klenergycorp.com.

ITEM 1

ELECTION OF DIRECTORS

Our Board currently has five (5) member positions, only three of which are filled, resulting in two vacancies on the Board. The Directors’ terms continue until the next annual meeting of stockholders or until their successors are duly elected and qualified.  Nominations to our Board are governed by our bylaws.

The following table describes: (1) the slate of directors approved pursuant to the Written Consent; (2) information regarding principal occupations and directorships with other public companies during at least the last five years; and (3) a summary of the experience, qualifications, attributes or skills that led the Board to conclude that such person should serve as a director as of the date of the filing of this information statement.

Board Nominees

Name	Age	Position and Experience

Thomas Schueller	57
Mr. Schueller has extensive business experience, including 10 years as a CPA with Arthur Andersen. Mr. Schueller was a financial officer of RPM Pizza, Inc. and developed and owned several businesses in Europe and the US. He was also the national President of Pizza World GmbH, and has 17 years of ownership of real estate development and financial companies in the United States.  From 1992 until 2008, Mr. Schueller owned and operated Equimax Properties LLC and Buyer’s Resource Realty. Mr. Schueller received his MBA in Finance from Michigan State University.  Mr. Schueller currently provides management consulting services to the Company pursuant to a consulting agreement described below.  During his career, Mr. Schueller acquired managerial and financial experience relevant to his service as the financial expert on the Company's Audit Committee.

Alan Rae	51
Mr. Rae has over twenty-five years of diverse commercial experience in the automotive, financial and service industries as a consultant, business owner, and manager. Mr. Rae was a founder and served as CEO of O2Diesel Corp. and its preceding companies since 1997.  O2Diesel Corp. filed for Chapter 11 bankruptcy and was sold out of bankruptcy in 2009.  Mr. Rae had also been CEO of World Class Driving until it was sold in 2010.  Mr. Rae is currently a paid consultant to the Company Pelly Management.  Mr. Rae has also been a Director of Reostar Energy since 2007.  Mr. Rae studied Mechanical Engineering at Paisley College of Technology (now the University of the West of Scotland), Scotland.  Mr. Rae brings to the Board his significant managerial, financial, corporate governance and international business experience.

Pedro de Boeck	46
Mr. de Boeck has dedicated 20 years of his career in the management consulting business. Until the end of 2007, Mr. de Boeck was a partner of McKinsey & Company, an international consulting firm. During his 15 years at McKinsey, he has advised Senior Executives around the world, with a special focus on telecom and postal companies. He also was the worldwide leader of the postal practice of McKinsey & Company. From 1986 to 1990 he worked for Strategic Planning Associates, and was based in London and in Singapore. Mr. de Boeck is now an active investor, and currently sits on the Board of Directors of Briarde SA, Warcoing Sucre SA and Pajelima bvba.  During 2007 and 2008, Mr. de Boeck sat on the Board of Directors of McKinsey & Company, Iscal Sugar SA and Cospaia SA .  Mr. de Boeck graduated in 1986 from the Solvay business school of the Free University of Brussels (Magna Cum Laude) and holds an MBA degree from INSEAD (1991).  Mr. de Boeck brings to the Board his significant consulting and investment advisor experience.

Alain Poncelet	41
Mr. Poncelet is a founding partner of Pluris Sustainable Investments SA, an Investment Management company focused on investing in sectors and opportunities at the forefront of the green and/or sustainable development. Mr. Poncelet started his career in Brussels in agricultural products trading. He moved to Mexico in 1993, where he specialized in coffee trading, ultimately taking responsibility for the Mexican coffee operation of a multinational group. He then joined the Starbucks Coffee Company, Switzerland in 2003 where, as Managing Director and Vice President, Coffee & Tea, he was responsible for the global coffee and tea procurement worldwide and the management of the company's Farmer Support Centers in Central America and Africa. Mr. Poncelet brings to the Board his significant investment advisor and international operations experience.

Alain Vignon	40
Mr. Vignon is a managing partner of Niton Capital Partners SA, a corporate finance and investment company active mostly in the energy and infrastructure industries. Prior to joining the group in 2007, Mr. Vignon headed the Corporate Finance division at LCF Rothschild in Geneva from 2002 to 2007. He advised several large companies (private or public) and private equity firms in sectors such infrastructure, energy, industrial and telecommunication mainly in Europe and Africa. Before joining LCF Rothschild, Mr. Vignon worked at JPMorgan and UBS Warburg in the Investment Banking division, in London and Zurich, in structured and acquisition finance from 1994 to 2001.  Mr. Vignon brings to the Board his significant financial and investment banking experience.

 There are no family relationships among the executive officers or directors of the Company.

ITEM 2

RATIFICATION AND APPROVAL OF THE
KL ENERGY CORPORATION 2009 EQUITY INCENTIVE PLAN

The Board of Directors adopted, subject to stockholder approval, the KL Energy Corporation 2009 Equity Incentive Plan (the “Plan”), attached hereto as Appendix A.  The effective date of the Plan is August 14, 2009, the date the Plan was approved by the Board.

The Board asked stockholders to approve the Plan so that the Company may use the shares to assist the Company in achieving its goals of creating stockholder value, while also receiving a federal income tax deduction for certain compensation paid under the Plan under Internal Revenue Code Section 162(m) and for qualifying such shares for special tax treatment under Internal Revenue Code Section 422.  A summary of the principal provisions of the Plan, approved pursuant to the Written Consent, is set forth below.  This summary is qualified in its entirety by reference to the full text of the Plan which is being included as an appendix to this Information Statement.

Prior to the adoption of the Plan, the Company did not have a program for, and had not issued any stock options or other equity awards.

The total number of shares available under the Plan is 5,000,000.  Shares subject to awards that expire without being exercised will continue to be available under the Plan.

The reasons for the adoption of the Plan include:

•
The Company’s Board of Directors believes that the Company must have available and grant equity incentive awards to employees in order to retain employees in a competitive environment and to attract new employees;

•	Stock options and other equity awards reward persons for performance during the period they remained employed;

•	Stock options and other equity awards provide an incentive on the part of officers and other employees, as well as directors, to improve the Company’s performance;

•	The grant of stock options and other equity awards aligns the goals of the participants with those of the stockholders; and

•	The stock options and other equity awards provide to directors and executive officers a meaningful stake in the Company.

The Company currently has no outstanding equity awards under the Plan.  The number of shares available under the Plan is shown in the following table:

Shares Under the Plan As of March 31, 2010:

Shares authorized	5,000,000
Shares subject to outstanding awards	-
Shares previously issued upon exercise of awards	-
Shares available for awards	5,000,000

General

The Plan provides that the Plan Administrator may issue stock awards consisting of incentive and non-qualified stock options, restricted stock, stock appreciation rights (“SARs”), and other awards denominated in units of Company stock.  The Plan Administrator may grant one or more of these types of awards.  The Board will administer the Plan unless the Board delegates the administration of the Plan to a committee, which will be appointed by and serve at the pleasure of the Board.  The Plan Administrator determines and designates from time to time (a) those eligible persons to whom awards are granted, (b) the size, form, terms (including vesting, if any) and conditions of awards under the Plan and (c) rules with respect to the administration of the Plan.

Shares Subject to the Plan

The aggregate number of shares of Common Stock that may be issued under awards granted pursuant to the Plan will be 5,000,000 shares of the Company’s common stock.  If there is a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other event described under the terms of the Plan, the administrator will make appropriate adjustments to the total number of shares available under the Plan and to outstanding awards.  If an outstanding award expires or ceases to be exercisable, the shares that were subject to the award will continue to be available under the Plan.

Term of the Plan

The Plan was effective as of the date of its adoption by the Board.   The Plan will terminate on the tenth anniversary of such effective date, unless terminated earlier by the Board.  Termination of the Plan will not affect grants made prior to termination.

Eligibility

All employees are eligible to receive any award under the Plan.  Directors and consultants of the Company and its subsidiaries who are not employees are eligible to receive any award, other than incentive stock options, under the Plan.

Stock Options

The exercise price for an option granted under the Plan shall be determined by the Plan Administrator and may not be less than 100% of the fair market value of the shares subject to the option at the date of grant.  The term of each option will not be more than ten years from the date of grant.  An option will be subject to a three-year graded vesting schedule unless otherwise provided by the Plan Administrator in the award agreement.  A participant may pay the exercise price and withholding taxes in cash or, upon approval of the Plan Administrator, in common stock of the Company or another form of legal consideration.

No incentive stock option may be granted to an employee who, at the time the incentive stock option is granted, owns stock (as determined in accordance with the Internal Revenue Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary, unless the option price of such incentive stock option is at least 110% of the fair market value of the stock subject to the incentive stock option and the incentive stock option by its terms is not exercisable more than five years from the date it is granted.

Restricted Stock

Restricted stock may be granted to a participant without the payment of a purchase price.  If restricted stock has a purchase price, a participant must pay the purchase price in cash or, upon approval of the Plan Administrator, in common stock or another form of legal consideration.

Restricted stock will be subject to a three-year graded vesting schedule unless otherwise provided by the Plan Administrator in the award agreement.  If a participant fails to satisfy any applicable restriction (including vesting requirements) on restricted stock, the restricted stock will be forfeited to the Company in return for no consideration or such consideration as specified in the applicable award agreement.

Restricted stock constitutes issued and outstanding shares of common stock for all corporate purposes.  The participant will have the right to vote the restricted stock, to receive and retain all regular cash dividends and such other distributions as the Board may, in its discretion, pay on the common stock, and to exercise all other rights, powers and privileges of a holder of common stock.

Stock Appreciation Rights

A stock appreciation right (“SAR”) represents an obligation of the Company to deliver to the participant compensation (either in the form of cash or shares of common stock) equivalent to the excess of the fair market value of a share of common stock on the date of exercise over the base price per share of the SAR award.  SARs may be exercised at the election of the participant, or at specified times set forth in the award agreement.

SAR awards will be subject to a three-year graded vesting schedule unless otherwise provided by the Plan Administrator in the award agreement.  If a participant fails to satisfy any applicable restriction (including vesting requirements) on SARs, the SARs will be forfeited to the Company in return for no consideration or such consideration as specified in the applicable award agreement.

A participant shall have no rights as a stockholder of the Company with respect to any award of SARs, and accordingly have no rights to vote or to receive dividends on account of any SAR award.

Valuation

For purposes of the Plan, the fair market value of common stock means the closing price, on the trading day of the date of the Award, if the common stock is readily tradable on any established securities market.  If however, the Company’s common stock is not readily tradable on an established securities market, the Plan Administrator will determine the fair market value by applying any reasonable valuation method.

Company Transaction

If the Company enters into certain corporate transactions (including a merger or consolidation, sale, lease, or transfer of substantially all assets, etc. but excluding a transaction with a related entity) and if the successor corporation refuses to assume outstanding awards, then the applicable award agreement may provide, or the Plan Administrator may act to cause, the immediate vesting of outstanding awards.

Termination of Continuous Service

Any vesting of an award ceases upon termination of a participant’s service with the Company.  A stock option will terminate and may not be exercised after three months after a participant’s service with the Company ceases for any reason other than cause, disability or death.  If a participant ceases service with the Company for cause, an unexercised stock option terminates immediately upon notice to the participant.  If a participant ceases the service with the Company due to death, an outstanding stock option will be exercisable for one year after that time but not later than the expiration date of the award.  If a participant ceases the service with the Company due to disability, an outstanding stock option will be exercisable for six months after that time but not later than the expiration date of the award.  The Plan Administrator may in its discretion extend the dates for termination of awards as stated in this paragraph.

If a participant terminates service with the Company for any reason, any unvested restricted stock or unvested SARs held by the participant as of the date of termination of service will be forfeited to the Company unless otherwise provided in an applicable award agreement.

Amendment of the Plan

The Board may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action can diminish or impair the rights under an award previously granted.  However, approval of the stockholders shall be required to increase the total number of shares issuable under the Plan as incentive stock options, to reduce any exercise price below a level required by the Plan, or to materially modify requirements for eligibility under the Plan.  The Plan Administrator may modify, extend or renew outstanding awards except that this action must not diminish or impair the rights of a previously granted award without the consent of the participant.

Federal Income Tax Consequences

The rules governing the tax treatment of stock awards granted under the Plan depend largely on the surrounding facts and circumstances.  Generally, under current federal income tax laws, a participant will recognize income, and the Company will be entitled to a deduction as follows:

Stock Options

If an employee does not dispose of the shares acquired pursuant to the exercise of an incentive stock option within one year after the transfer of the shares to the participant and two years from the grant of the option, the employee will not realize taxable income as a result of the grant or exercise of the option (except for purposes of the alternative minimum tax upon the exercise of the option), and any gain or loss that is subsequently realized may be treated as a long term capital gain or loss, depending on the circumstances.  The Company will not be able to deduct any amount for the grant of the incentive stock option or the transfer of shares upon exercise.  If the employee disposes of the stock prior to one year after the transfer of the shares (or prior to two years after the option grant date), the participant will realize ordinary income in an amount equal to the lesser of (a) the excess of the fair market value of the common stock acquired on the date of exercise over the exercise price or (b) the gain recognized on such disposition.

Upon the exercise of a nonqualified stock option, the participant will generally realize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.  The Company will be able to deduct an amount equal to the ordinary income realized by the participant.

Restricted Stock

A participant who receives an award of restricted stock will realize ordinary income (on a per share basis) at the time any restrictions lapse equal to the difference between the fair market value of the common stock at the time such restrictions lapse and the amount (if any) paid for the stock.  Alternatively, under Section 83 of the Internal Revenue Code, the participant may elect to accelerate the tax event and realize ordinary income (on a per share basis) equal to the difference between the purchase price (if any) of the common stock and the fair market value of the common stock on the date of grant upon the receipt of an award of restricted stock.  When the participant recognizes ordinary income, the Company will be able to deduct an amount equal to the ordinary income recognized by the participant.

Stock Appreciation Rights

A participant who is granted SARs will generally not recognize any income upon the grant of the award.  The participant will generally recognize as ordinary income an amount equal to the consideration paid to the participant upon the exercise or redemption of such award.  The Company will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, so long as the amount constitutes reasonable compensation.

Section 409A

Section 409A, a section added to the Internal Revenue Code in 2004, can affect the tax treatment of certain types of deferred compensation.  Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty.  Certain types of equity-based compensation are exempt from Section 409A.

Plan Benefits

As of the date of this Information Statement, no executive officer, employee, director or consultant has been granted any award based upon the Plan.  The benefits to be received by the eligible participants pursuant to the Plan are not determinable at this time.  The Company intends to register the common shares issuable under the Plan on a registration statement on Form S-8 as soon as reasonably practicable.

ITEM 3

ADOPTION OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

The Board of Directors adopted, subject to stockholder approval, the Amended Articles, attached hereto as Appendix B.  The Company’s Articles of Incorporation were originally filed with the Secretary of State of Nevada on February 26, 2007 and amended on August 27, 2008.  The Amended Articles, approved pursuant to the Written Consent, provide for, among other things, an increase in the authorized shares and indemnification and limitation of liability for the Company’s directors and officers.

Amendment

As a result of the Amended Articles, the total number of shares of stock which the Company will have the authority to issue will be two hundred million (200,000,000) shares, consisting of one hundred eighty million (180,000,000) shares of common stock having a par value of $.001 per share and twenty million (20,000,000) shares of preferred stock having a par value of $.001 per share.

The preferred stock may be divided into such number of series as the Board of Directors may determine.  The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock.  The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

The Amended Articles also provide that the Company will indemnify its officers and directors and may indemnify any other person to the fullest extent permitted by law. To the maximum extent permitted under the Nevada Revised Statutes, no director or officer of the Company will be personally liable to the Company or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer.

Reason for and the Effect of the Amendment

We are pursuing the deployment of our technology through the design, ownership and operation, and third party licensing, of cellulose based advanced biofuel facilities, with or without integrated heat and power. We will require financing for these facilities including equity participation from the company and would most likely need to issue additional shares of common stock (or securities convertible into or exercisable or exchangeable for shares of common stock) in connection with financing these plans. The Amended Articles would enable us to raise sufficient additional capital to execute our business plan. Other possible business and financial uses for the additional shares of common stock include, without limitation, attracting and retaining employees by the issuance of additional securities under our equity compensation plans or otherwise, and other transactions and corporate purposes that the Board of Directors deems are in our best interest.

There are no present agreements, understandings, or plans to issue any of the additional shares that would be authorized by the Amended Articles. However, any shares we issue might not be registered under the Securities Act of 1933, as amended. If we issue unregistered shares, such shares may not be offered or sold in the United States absent registration or applicable exemptions from registration requirements. If our Board of Directors deems it to be in our best interest and the best interest of our stockholders to issue additional shares of common stock or securities convertible into common stock in the future, it will generally not seek further authorization by vote of the stockholders, unless authorization is otherwise required by law, regulation or governance requirements of the trading market for our stock.

If we issue shares of our common stock (or securities convertible into, or exercisable or exchangeable for, shares of our common stock), this could have the effect of diluting existing stockholders’ ownership. Further, depending upon the price at which shares might be issued, this may have the effect of depressing the price of shares of our common stock or diluting the book value of common stock per share or earnings per share. Additional issuances could also reduce the per share amounts available upon our liquidation, if that should occur.  While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized shares as an anti-takeover measure, nor are we aware of any proposed or contemplated transaction of this type.

The additional authorized shares of common stock would have the identical powers, preferences, and rights as the shares now authorized, including the right to cast one vote per share and to receive dividends, if any.

In order to attract and retain qualified directors and officers, we believe we should provide them with the maximum indemnification and limitation of liability permitted under Nevada law.  The Amended Articles will provide for such indemnification of our existing and future directors and officers.

ITEM 4

AUTHORIZATION FOR REVERSE STOCK SPLIT

The Reverse Split Amendment provides for a reverse stock split of outstanding shares of common stock if the Reverse Split Amendment is filed with the Nevada Secretary of State. Even with stockholder approval, the reverse stock split will only be implemented if recommended and authorized by the Board of Directors within one year of the effectiveness of the Written Consent.  The ratio of a reverse stock split will range from 2 to 20 shares being automatically classified into one share, with the exact ratio to be determined by the Board of Directors and to be publicly announced by the Company. The text of the form of Reverse Split Amendment is attached as Appendix C hereto.

If the Company elects to effect a reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of our outstanding common stock immediately following the reverse stock split as such stockholder held immediately prior to the reverse stock split. Our common stock would continue to have the same par value per share. Currently, the Company does not have any plans with regard to the authorized but unissued shares of our common stock following the reverse split.

Reasons For the Reverse Stock Split

Potential reasons for implementing a reverse split may include any one or more of the following:

•	to increase the stock price per share in order to list with NASDAQ or another exchange;

•	to increase the price per share of our stock in order to help increase market confidence in the Company; or

•	to facilitate various financing arrangements that we may decide to pursue in the future.

An increased stock price may facilitate various financing arrangements that the Company may decide to pursue in the future. Such potential financing partners may be more willing to negotiate with if its stock price is higher.

The Board of Directors believes that having authority to implement a reverse stock split, if and when it determines such to be appropriate, is in the best interests of stockholders.

Potential Effects of a Reverse Stock Split

A reverse stock split, if implemented, would reduce the number of shares of common stock outstanding and potentially increase the trading price of the common stock. However, the Company cannot predict the effect of any reverse stock split upon the market price of the common stock. The history of reverse stock splits for companies varies. The Company cannot assure stockholders that the trading price of the common stock after the reverse stock split will rise in exact proportion to the reduction in the number of shares of the common stock outstanding. Also, the Company cannot assure that a reverse stock split would lead to a sustained increase in the trading price of the common stock. The trading price of the common stock may change due to a variety of other factors, including operating results, other factors related to the Company's business and general market conditions.

The reverse stock split, if implemented, would not change the number of authorized shares of common stock as designated by the Amended Articles. Therefore, because the number of issued and outstanding shares of the common stock would decrease, the number of shares remaining available for issuance under our authorized pool of the common stock would increase. Potential effects of having a large number of shares authorized and unissued are discussed below.

The Company believes that a larger number of authorized shares of common stock could provide the flexibility to issue additional shares of common stock as needs may arise without further stockholder action unless required by applicable law, regulation, listing requirements or the Amended Articles. Except as set forth herein, we have no agreements, understandings or plans for the issuance or use of the additional shares of common stock proposed to be authorized.

The issuance of additional shares of common stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely affect the market price of common stock.

The availability for issuance of additional shares of common stock also could have the effect of rendering more difficult or discouraging an attempt to change or obtain control of the Company in the future. For example, the issuance of shares of common stock (within the limits imposed by applicable law and the rules of any market upon which the common stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company in the future. The issuance of additional shares of common stock could also be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of stockholders. The Company is not aware of any efforts to change control of the Company.

Number of Shares after a Reverse Stock Split

The following table shows, based on the Company's outstanding common stock as of May 14, 2010 and assuming the increase in the number of authorized shares stated in the Amended Articles, the number of shares of our common stock that will be (1) issued and outstanding, (2) authorized and reserved for issuance and (3) authorized and unreserved after the adoption of a reverse stock split, showing various ratios between 1:2 and 1:20.

NUMBER OF SHARES IF A REVERSE STOCK SPLIT
WERE EFFECTED ON MAY 14, 2010
AND AN INCREASE IN AUTHORIZED SHARES WAS APPROVED

		Reverse Stock Split Ratio
	Pre-Split	1:2	1:5	1:10	1:15	1:20

Issued and outstanding shares	47,696,560	23,848,280	9,539,312	4,769,656	3,179,771	2,384,828
Reserved shares (1)	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000	5,000,000
Authorized, unissued and unreserved shares	147,303,440	171,151,720	185,460,688	190,230,344	191,820,229	192,615,172
Total authorized shares (2)	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000

(1) Reserved shares represent shares available to the KL Energy Corporation 2009 Equity Incentive Plan.
(2) Prior to the Amended Articles, the authorized number of shares consists of 150,000,000 shares.

No Fractional Shares

The Company will not issue fractions of shares of common stock in connection with a reverse stock split. Stockholders who would otherwise own, as a result of the reverse stock split, a fractional interest in a share of post-split common stock immediately following the split, will instead be entitled to receive, with respect to and in lieu of such fractional interest, cash from the Company representing the fair market value of the fractional shares at the election of the Board of Directors either as determined by the Board of Directors or by following the procedures described below. The Company will arrange for the disposition of fractional interests by those otherwise entitled thereto by the mechanism of having (x) the transfer agent of the Company aggregate such fractional interests, (y) the shares resulting from the aggregation sold and (z) the net proceeds received from the sale allocated and distributed among the holders of the fractional interests as their respective interests appear.

Effects on Ownership by Individual Stockholders

If the Company implements a reverse stock split, the number of shares of common stock each record stockholder holds would be reduced by dividing the number of shares held immediately before the reverse split by the number recommended for the reverse split by the Board, and then rounding down to the nearest whole share. The reverse stock split would affect the common stock uniformly and would not affect a stockholder's percentage of ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash. A fractional share that is not issued could eliminate as many as 19 outstanding shares per record holder of the common stock (if the maximum level of a reverse stock split at 1:20 is implemented), and therefore a cash payment could be made for up to 19 shares held by any record holder.

If the reverse stock split is implemented and existing stock certificates are to be exchanged, the Company would provide to the stockholders information on exchanging the certificates.

Effect on Preferred Stock, Options and Other Rights

If a reverse stock split is implemented, all the terms of any then outstanding shares of preferred stock, options and other rights to acquire shares of the common stock would be adjusted to take into account the reverse stock split, as required by the terms of these securities. In particular, the conversion ratio for each security would be reduced, and the exercise price for each security, as applicable, would be increased, in accordance with the terms of such security.

Other Effects on Outstanding Shares

If the Company implements a reverse stock split, the rights and powers of the outstanding shares of common stock would remain the same after the reverse stock split. Each share of common stock issued pursuant to the reverse stock split would be fully paid and non-assessable.

The reverse stock split would result in some stockholders owning "odd-lots" of less than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd-lots may be higher than the costs of transactions in "round-lots."

The common stock is currently registered under the Exchange Act. As a result, the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split would not affect the number of holders in a way that changes the Company's ability to continue or discontinue the registration of the common stock under the Exchange Act. According to the records of the Company's transfer agent, as of May 14, 2010 the Company had 57 holders of record of its common stock and a stock split at the maximum level of 20 shares becoming one share of common stock (1:20) would reduce our record holders to 29.

Accounting Consequences

The reverse stock split will not affect the par value of the common stock. As a result, on the effective date of the reverse stock split, the Company will reduce the common stock account on the balance sheet to correspond to the ratio of the reverse split, and credit the additional paid-in capital account by the same amount. The Company will increase the per share net income or loss and net book value of the common stock because there will be fewer shares of our common stock outstanding.

Material U.S. Federal Income Tax Consequences of the Reverse Split

The following discussion generally describes the material U.S. federal income tax consequences of the reverse stock split to holders of the common stock.  This discussion is not a complete analysis or listing of all of the possible tax consequences of the reverse stock split, and does not address all tax considerations that may be relevant to you.  Special rules that are not discussed in the general descriptions below may also apply to you.  In particular, the description of U.S. federal income tax consequences deals only with shareholders that hold shares as capital assets.  In addition, this description of U.S. federal income tax consequences does not address the tax treatment of special classes of stockholders, such as banks and other financial institutions, tax-exempt entities, insurance companies, persons holding shares as part of a “straddle,” “hedge,” “integrated transaction,” or “conversion transaction,” persons holding shares through partnerships or other pass-through entities, U.S. expatriates, persons liable for alternative minimum tax, broker-dealers or traders in securities or currencies, holders whose “functional currency” is not the U.S. dollar, regulated investment companies, real estate investment trusts, traders in securities who have elected the mark-to-market method of accounting for their securities, non-U.S. corporations, and non-resident alien individuals and other persons not subject to U.S. federal income tax on their worldwide income.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements as in effect on the date of this information statement, any of which may change, possibly with retroactive effect.  There can be no assurance that the Internal Revenue Service (the “IRS”) will not disagree with or will not challenge any of the consequences described herein.  In addition, this discussion does not generally address any aspects of U.S. taxation other than federal income taxation or any aspects of the taxation of the reverse stock split other than U.S. federal income taxation.

We have not sought and will not seek rulings from the IRS with respect to the U.S. federal income tax consequences discussed below.  This discussion does not in any way bind the IRS or the courts or constitute any kind of assurance as to the U.S. federal income tax consequences described below.

You should consult with your own tax advisor regarding the U.S. federal, state, local and foreign tax consequences of the reverse stock split and your ownership and disposition of the common stock.

U.S. Federal Income Tax Consequences to Holders of the Common Stock

Whether the reverse stock split will be taxable to a holder of the common stock depends upon whether a holder receives cash in addition to common stock, or only common stock.  If you receive only common stock in the reverse stock split, you will not recognize gain or loss in connection with the reverse stock split, and your aggregate tax basis and holding period in your shares of common stock will carry over as the aggregate tax basis and holding period of your shares of post-split common stock.

The receipt of cash in lieu of fractional shares in the reverse stock split will be a taxable transaction for U.S. federal income tax purposes to the extent of the cash received.

If any one of the following three “Section 302 tests” described below is met, you will recognize gain or loss equal to the difference between the amount of cash received and your adjusted tax basis in the shares that were exchanged for cash.  Gain or loss must be calculated separately with respect to each block of shares.  Any gain or loss will be capital gain or loss and will be long-term capital gain or loss if the shares were held by you for more than one year.  If you are an individual, any gain may be eligible for a reduced rate of taxation.  Certain limitations apply to the deductibility of capital losses.  If you receive cash in lieu of fractional shares, your aggregate tax basis and holding period in the common stock not exchanged for cash will carry over as the aggregate tax basis and holding period of your shares of post-split common stock.

The three “Section 302” tests for whether that section will apply are: (1) whether there has been a “complete termination” of a holder’s interest in the Company; (2) whether the receipt of cash is “substantially disproportionate” with respect to the holder; or (3) whether receipt of cash is “not essentially equivalent to a dividend” with respect to the holder.

In determining whether any of the Section 302 tests are met, holders must take into account both shares actually owned by such holder and shares constructively owned by such holder pursuant to Section 318 of the Code.  Under the constructive ownership rules of Section 318, a holder will be considered to own (i) shares which the holder has the right to acquire by the exercise of an option or warrant or by conversion or exchange of a security, (ii) shares owned (in some cases, constructively) by certain members of the holder’s family, and (iii) shares owned (in some cases, constructively) by certain entities in which the holder, a member of the holder’s family, or a related entity has an interest.

An exchange of shares for cash will result in a “complete termination” of the holder’s interest in the Company if, in connection with the reverse stock split, either (i) all the shares actually and constructively owned by the holder are exchanged for cash, or (ii) all of the shares actually owned by the holder are exchanged for cash and, with respect to constructively owned shares, the holder is eligible to waive, and effectively waives, the constructive ownership of all such shares under the procedures described in Section 302(c) of the Code.  The “complete termination” rule would apply only to holders of less than the reverse stock split ratio number of pre-split common stock, and not to holders who are continuing shareholders in the Company but receive cash in lieu of fractional shares.

An exchange of shares for cash that is “substantially disproportionate” with respect to the shareholder will also constitute a taxable sale or exchange under Section 302.  A holder who receives cash in the reverse stock split and immediately after the reverse stock split constructively owns shares of post-split common stock must compare (i) its percentage ownership of the voting stock of the Company immediately before the reverse stock split, with (ii) its percentage ownership of the voting stock of the Company immediately after the reverse stock split.  If the holder’s post-reverse stock split ownership percentage if less than 80% of the holder’s pre-reverse stock split ownership percentage, the receipt of cash is “substantially disproportionate” with respect to the holder.

The third Section 302 test applies to exchanges of cash for shares in which the cash is “not essentially equivalent to a dividend.”  The receipt of cash will be considered “not essentially equivalent to a dividend” if the exchange results in a “meaningful reduction” of the holder’s proportionate interest in the Company.  Whether the receipt of cash by a holder of the Company will result in a “meaningful reduction” of the holder’s proportionate interest will depend on the holder’s particular facts and circumstances.  The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder (for example, less than 1%) in a publicly held corporation as to which the shareholder exercises no control over corporate affairs may constitute a “meaningful reduction.”  Holders are urged to consult with their own tax advisors regarding the application of this test to their particular circumstances.

If none of the three Section 302 tests described above are satisfied, you will be treated as having received a distribution in an amount equal to the amount of cash received by you.  The distribution will be treated as (i) first, a taxable dividend to the extent of our current and accumulated earnings and profits (for U.S. federal income tax purposes), if any, (ii) second, as a tax-free return of capital, to the extent of your adjusted tax basis in the shares exchanged for cash, and (iii) finally, as taxable gain from the sale or exchange of the exchanged shares.  Amounts treated as a taxable dividend are ordinary income to the recipient.  However, for non-corporate shareholders, qualified dividend income is currently taxed at the same rate as net long-term capital gain.  If dividend treatment applies, a holder’s tax basis in the shares exchanged for cash should be added to the tax basis of any shares retained (actually or constructively) by the holder.

If a corporate holder receives a distribution taxed as a dividend, it may be eligible for a dividends-received deduction.  This deduction is subject to certain limitations.  In addition, since not all shareholders will exchange the same proportionate interest in their shares, any amount received by a corporate holder that is treated as a dividend may constitute an “extraordinary dividend” under Section 1059 of the Code, which may result in either the reduction of the adjusted tax basis in the holder’s shares or gain recognition.  Corporate shareholders are urged to consult with their own tax advisors as to the tax consequences of dividend treatment in their particular circumstances.

You may be subject to backup withholding with respect to cash received pursuant to the reverse stock split.  You will be subject to backup withholding if you are not otherwise exempt and you fail to furnish your taxpayer identification number (“TIN”), furnish an incorrect TIN, or are notified by the IRS that you are subject to backup withholding.  Backup withholding is not an additional tax.  You will be generally entitled to credit any amount withheld against your U.S. federal income tax liability, provided the required information is furnished to the IRS in a timely manner.

We are required to furnish to the IRS and to the holders of common stock who receive cash as a result of the reverse stock split, other than corporations and other exempt holders, information statements reporting the payments made.

Tax Consequences to the Company

We do not expect that the reverse stock split will have any material U.S. federal income tax consequences to the Company.

MEETINGS AND COMMITTEES OF THE BOARD

Background

KL Energy Corporation (formerly known as Revive-it Corp.) was incorporated on February 26, 2007, in the State of Nevada, to engage in the development of skin care and cosmetic products. On September 30, 2008, we entered into an Agreement and Plan of Merger with KL Process Design Group, Inc. (“KLPDG”), which provided for the merger of KLPDG with and into our Company (the “Merger”).  As a result of the Merger, our Company acquired all of the assets and liabilities of KLPDG. The information included in this Information Statement relates to the period of time following the Merger and to the new executive officers in office following the Merger.

Subsequent to the Merger, the company sold approximately 54% of its voting securities at that time to certain purchasers under the Purchase Agreement, described in the “Certain Relationships and Related Transactions” section below.  Certain of the purchasers (Niton Capital and Green Fund) were existing stockholders of the Company immediately prior to the transaction, and Pedro de Boeck became a new stockholder upon closing of the Purchase Agreement.  Niton Capital received additional shares in May of 2009 in lieu of certain fees owed to them.  In addition, Green Fund and Mr. de Boeck purchased additional shares in August 2009.  These issuances are described in “Certain Relationships and Related Transactions” below.  The current ownership of these purchasers is reflected in the Table of Beneficial Ownership below.

Board Leadership Structure and Role in Risk Oversight

The Company is managed by a Chief Executive Officer that is separate from the Chairman of the Company’s Board.  The Company’s Board is actively involved in overseeing all material risks that face the Company.  The Board administers its oversight functions by regularly reviewing the operations of the Company and the executive officers’ management of the Company.

There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Executive Officers

The following lists our current executive officers and information regarding their principal occupations during at least the last five years.

Name	Age	Position and Experience

Thomas Schueller	57	Executive Chairman of the Board See biographical information in “Directors” above.

Peter Gross	41
Chief Executive Officer, President and Treasurer
Mr. Gross has 15 years of international experience in the specialty chemical and biofuels industry as a project, business and marketing manager, consultant, business owner and investor.  Mr. Gross founded, and since 2004 has served as managing partner of, add blue Consultoria Ltda., a consulting company established to develop business opportunities in the renewable energy and biofuels markets.  From 2007 through 2008, he was involved in the sourcing, developing and managing of greenfield sugarcane projects for Alterna Agri-Energy Ltda.  From 2006 through 2007, he engaged in general management and business development relating to biofuels for Conergy Group and from 2004 through 2007 he provided general management and business development services to 02Diesel Ltda.  Mr. Gross speaks Portuguese, German, English and French and holds a degree in Business Administration from Bayreuth University in Germany.

David Litzen	50
Vice President of Engineering & Chief Technology Officer
Mr. Litzen has served in his current position since January 2006.  From 2004 to 2006, Mr. Litzen served as a consultant to the biofuels and petrochemical industries under the company name of Virtual Ideality, Inc.  On January 1st, 2006 he became employed by KL Process Design Group, a company which he also co-founded, as Vice President of Engineering. He has 28 years experience in the petrochemical industry, including 20 years as a Shell Oil senior process engineer and consultant. He has extensive background and experience in process simulation, plant process design, and process de-bottlenecking. Mr. Litzen is a registered Professional Engineer and holds a B.S. degree in chemical engineering.

Dennis Harstad	50
Vice President of Plant Operations and Secretary
Mr. Harstad has served in his current position since January 2006.  He was the Plant Manager and Construction Manager for Midwest Renewable Energy from 2004 to 2006 and member of the board of directors from 2004 to 2007. He also served as a manager of WBE since 2006.  Mr. Harstad has over 28 years experience in agricultural and renewable energy business.

Thomas Bolan	59
Acting Chief Financial Officer
Mr. Bolan has served in his current position since April 2009.  From October 2007 through December 2008, he was the Corporate Controller for O2Diesel Corporation. Prior to that, from 2002 through 2007, he was a consultant with Resources Connection, a publicly-traded international professional services firm.  Mr. Bolan earned his CPA certificate in 1978 and holds a Masters Degree in Finance/Economics from the University of Connecticut.

Structure

The structure of our Board is described in Item 1 “Election of Directors” above.  There are no members of the Board that are believed by the Board to be an independent director as defined in the listing standards for the Nasdaq Global Market (“Nasdaq Listing Standards”). However, as a smaller reporting company traded on the Over-the-Counter-Bulletin-Board, our directors are not required to be independent.  There are no family relationships among our directors and executive officers.

Our Board has an Audit Committee, a Compensation Committee, a Disclosure Committee and a Nominating and Governance Committee.  The membership, duties and responsibilities of each of these committees are described below.  All of these Committee charters are available for review at our website, www.klenergycorp.com.

Committees

Audit Committee

The Audit Committee held five meetings in 2009.  The current members of the Audit Committee are Messrs. Schueller, Vignon and Rae. The Board has determined that each of the members of the Audit Committee is financially literate in accordance with the Nasdaq Listing Standards.  The Board has also determined that Mr. Schueller qualifies as an audit committee financial expert, as defined under Securities and Exchange Commission (the “Commission”) rules.  It is expected that Mr. de Boeck will be nominated for membership on the Audit Committee.

Under the Audit Committee Charter, the primary authority and responsibilities of the Audit Committee are to:

•      oversee the Company’s financial reporting processes;

•	provide oversight relating to the Company’s internal control over financial reporting and internal audit process and activities;

•      review and approve related party transactions;

•	prepare any report required by the Commission to be included in the Company’s annual proxy statement;

•
be directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and ensure compliance with independence requirements for auditors;

•      pre-approve of all audit and non-audit services; and

•
establish and oversee the Company’s whistleblower policy regarding submission of reports of questionable accounting practices, internal accounting controls or auditing matters and the investigation, disposition and retention of such reports.

Compensation Committee

The Compensation Committee met once in 2009.  The current members of the Compensation Committee are Messrs. Schueller, Rae and Vignon.  None of the members of the Compensation Committee are employees of the Company.  It is expected that Mr. Poncelet will be nominated for membership on the Compensation Committee. See “Compensation Committee Interlocks and Insider Participation”.  The Compensation Committee has the power and authority of the Board to perform the following duties and to fulfill the following responsibilities:

•	Review and approve employment agreements or extensions proposed for the CEO and direct reports of the CEO;

•	Review and approve base salary increase recommendations for CEO and direct reports of the CEO;

•	Review and approve annual bonus metrics, targets and awards for executive officers;

•	Review and approve long-term incentive plan metrics, targets and awards for these persons;

•	Review and recommend to the Board any material employee compensation plan;

•	Review and approve any proposed grants or awards under a material employee compensation plan, and exercise such other power and authority as may be permitted or required under such plans;

•	Produce any annual report on executive compensation required to be included in the Company's proxy statement;

•	Review and approve any compensation to members of the Board;

•	Review annually the status of the management talent pool and development plans for key individuals;

•	Provide regular oversight of all severance agreements; and

•	Perform such other duties as may be delegated to it by the Board from time to time.

The Compensation Committee may delegate its authority to subcommittees.

Nominating and Governance Committee

The Nominating and Governance Committee did not meet in 2009, and met once in 2010. The current  members of the Nominating Committee are Messrs. Schueller and Rae.  The Nominating Committee’s functions are to:

•	identify individuals qualified to become Board members, consistent with criteria approved by the Board;

•	assist the Board in determining the size and composition of the Board and its committees;

•	develop and recommend to the Board, and oversee the implementation of, the Company’s corporate governance guidelines; and

•	oversee the evaluation of the Board and its committees and of management.

The Nominating Committee identifies director candidates primarily by considering recommendations made by directors and management.  The Nominating Committee may also retain third parties to identify and evaluate director candidates.  When evaluating director candidates, the Nominating Committee considers a number of factors, such as the candidate’s background, skills, judgment, diversity and experience with companies of comparable business and size.  The Nominating Committee also considers the candidate’s experience in relation to the experience of other Board members, the candidate’s independence or lack of independence (as determined in accordance with the Nasdaq Listing Standards), and the candidate’s qualifications for committee membership.  The Nominating Committee does not assign any particular weight or priority to any of these factors and considers each director candidate in the context of the current needs of the Board as a whole.

The Nominating Committee will consider nominees recommended by stockholders; provided that the stockholder submits the director nominee and reasonable supporting material concerning the nominee by the due date for a stockholder proposal to be included in the Company’s proxy statement for the applicable annual meeting as set forth in the rules of the SEC then in effect. For more information, see “Submission of Stockholder Proposals” below.  Director candidates recommended by stockholders are evaluated in the same manner as candidates recommended by a Board member, management or a third party.  Therefore, the Board has not deemed it necessary to adopt a policy regarding consideration of candidates recommended by stockholders.

Disclosure Committee

The Disclosure Committee was formed in April 2009, to improve the Company’s internal controls, and met once in 2009. The current members of the Disclosure Committee are Messrs. Schueller, Rae, Gross and Bolan.  The Disclosure Committee’s functions are to:

•	Meet at least quarterly to receive and solicit information throughout the Company that may be material and determine the need for, and timing of, disclosure.

•	Provide input to management regarding the integrity and effectiveness of the Company's disclosure controls and procedures.

•	Communicate with the executive officers regarding all relevant information gathered by the Committee and the effectiveness of the Company's disclosures controls and procedures.

Board Meetings

In 2009, the Board held six meetings.  All members of the Board attended at least 75% of the aggregate of the total number of Board meetings and the total number of meetings held by all committees on which such director served during 2009.

Compensation Committee Interlocks and Insider Participation

During 2009, none of our executive officers served on the board or compensation committee of another company which had one of its executive officers serve as one of our directors or a member of our Compensation Committee.

CORPORATE GOVERNANCE

Code of Ethics

The Company has adopted a Code of Ethics applicable to all employees, including the Company’s principal executive officer, principal financial officer and to directors.  The Code concerns, among other things, compliance with applicable law, the avoidance of conflicts of interest, no trading by a person if the person is aware of information that may be considered material, a prohibition on taking corporate opportunities, competing fairly and honestly, the Company’s efforts to provide a safe and healthful work environment, recordkeeping, confidentiality, proper use of Company assets and payments to government personnel. A stockholder can request a free copy of the Code of Ethics by writing to the Secretary, at the corporate office of KL Energy at 306 East Saint Joseph Street, Suite 200, Rapid City, South Dakota, 57701, or obtain a copy of this document from our website www.klenergycorp.com.

Communicating with the Board of Directors

Any stockholder who wishes to contact a member of the Board of Directors of the Company may do so by sending an e-mail to our Chairman of the Board, Thomas Schueller, at tschueller@klenergycorp.com.  Alternatively, a stockholder may contact directors by writing to the following address: Board of Directors, c/o Corporate Secretary, KL Energy Corporation, 306 East Saint Joseph Street, Suite 200, Rapid City, South Dakota, 57701.  Communications received electronically or in writing will be distributed to all members of the Board as appropriate depending on the facts and circumstances outlined in the communication received.  For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Secretary will forward them to the Chairman of the Audit Committee for review.

Policy on Annual Meeting Attendance

While the Company has no policy on directors attending the annual meeting, members of the Board are encouraged to attend annual meetings of the Company’s stockholders.

COMPENSATION MATTERS

Elements of Executive Compensation Packages

Compensation packages awarded to the Company’s executive officers are comprised of base salary and annual cash bonus awards.  If the Plan is approved, future compensation packages of our executive officers may also include equity incentive awards based on individually established performance measures.

Salary Determinations

Salary ranges for the Chief Executive Officer and other executives are based on an individual’s experience and prior performance, as well as the Company’s operating performance and the attainment of planned financial and strategic goals.  In addition, the Compensation Committee reviews compensation levels of similarly situated executives at companies in our industry similar in size to the Company when determining the target range of salary payable to the executive officers.  In determining their salaries and salaries for other officers, the Compensation Committee subjectively evaluates the experience, performance and attainment of initiatives, and no particular weight is given to any particular factor.  Annual salaries for the named executive officers are subject to the provisions of their respective employment agreements described below under the heading “Compensation of Executive Officers and Directors - Summary of Executive Employment Agreements”.

Bonus Determination

The Company may pay annual incentive bonuses.  Employment agreements contain maximum percentages of base salary that may be paid as annual bonuses.  Based on the Company’s performance in 2009 and the general state of the industry, the Compensation Committee determined there would be no 2009 bonus payments to executive officers.

Perquisites and Other Benefits

All Company executives are also entitled, subject to meeting certain eligibility requirements, to participate in the Company’s benefit programs, including the Company’s retirement plan and its medical, dental and other benefits plans.

Chief Executive Officer Compensation

The provisions of our Chief Executive Officer’s (“CEO”) compensation arrangements, which have been approved by the Board, determined the salary paid.  In approving the compensation levels to be paid to the CEO, the Board reviewed and considered the expected value of the leadership that the CEO brings to the Company.  The Board then sets compensation that reflects potential achievements and quality of the Company under the CEO’s leadership.

Tax Deductibility of Executive Compensation

Under Section 162(m) of the Internal Revenue Code and IRS Notice 2007-49, the Company may not be able to deduct certain forms of compensation in excess of $1,000,000 paid per year to its chief executive officer and its three most highly compensated officers (other than its CEO and CFO) who are employed by the Company at year-end.  The Committee believes that it is generally in the Company’s best interest to satisfy the requirements for deductibility under Internal Revenue Code Section 162(m).  Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards.  However, notwithstanding this general policy, the Committee also believes that there may be circumstances in which the Company’s interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Internal Revenue Code Section 162(m).  The Internal Revenue Code exempts qualifying performance-based compensation from the deduction limit if certain conditions are met.  One of the conditions is stockholder approval of the performance-based compensation provisions.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table summarizes the cash and non-cash compensation earned in 2009 and awarded to or earned by individuals who served as our Chief Executive Officer and two other most highly compensated executive officers serving during and/or at the end of 2009 (each, a “named executive officer, collectively, the “named executive officers”).   The Company’s Executive Chairman, President and Chief Financial Officer are not employees but have been serving in those capacities, under consulting agreements, since February 2009, March 2010 and April 2009, respectively.

Name and Principal Position	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (3)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensa- tion ($) (3)	Changes in Pension Value and Nonqualified Deferred Compensa- tion Earnings ($) (3)	All Other Compensa- tion($) (4)	Total ($)
(a)	(b)	(c )	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Steven Corcoran (1)	2009	$134,546	$-	$-	$-	$-	$-	$2,329	$136,875
President and CEO	2008	$115,136	$-	$-	$-	$-	$-	$2,861	$117,997

David Litzen	2009	$135,426	$-	$-	$-	$-	$-	$9,161	$144,586
Vice President of Engineering	2008	$129,246	$-	$-	$-	$-	$-	$3,184	$132,430

Dennis Harstad	2009	$126,485	$-	$-	$-	$-	$-	$7,328	$133,812
Vice President of Operations	2008	$118,997	$-	$-	$-	$-	$-	$2,941	$121,938

Randy Kramer (1)	2009	$144,794	$-	$-	$-	$-	$-	$557	$145,352
President and CEO	2008	$127,723	$-	$-	$-	$-	$-	$3,160	$130,883

(1)   Mr. Corcoran became President and Chief Executive Officer on February 11, 2009, which was the same date as Mr. Kramer’s departure, and resigned on March 2, 2010.
(2)  Employment agreements effective February 15, 2010 called for annual salaries of $147,019, $139,725 and $130,500 for Messrs. Corcoran, Litzen and Harstad, respectively.  However, the Company implemented a broad-based 10% reduction in salary which may be lifted in the Board’s discretion.
(3)  There were no bonuses, stock awards, option awards, non-equity plan compensation payments or changes in pension value and non-qualified deferred compensation earnings for any Company employee in 2009.
(4)  Represents the Company's 2009 contributions to a Simple IRA, as well as payments of health, dental and life insurance premiums, on behalf of the named executive.

Summary of Employment Arrangements with Named Executive Officers

Each named executive officer’s employment arrangement includes an annual base as noted in the table above and has a term of 3 years.  The annual salaries of Mr. Litzen and Mr. Harstad reflect a temporary 10% broad based salary reduction which may be lifted in the Board’s discretion. In addition, each person is eligible to receive a cash bonus of 100% of their base salary each year, in the Board’s discretion.  The named executive officers are entitled to receive reimbursement for reasonable expenses and were eligible to receive benefits generally available to employees.

If the executive is terminated for cause, the Company must pay salary earned up to the termination date and reimburse the executive for reasonable expenses and unused vacation.  If terminated without cause or if the executive terminates his employment for good reason, the Company must continue to pay the base salary and reimburse medical and dental premiums for a severance period of 4 months, pay the executive a prorated portion of any bonus the executive would otherwise be entitled to, reimburse the executive for reasonable expenses and cause any unvested options to vest and be exercisable.

If, during the term, executive dies or executive’s employment is terminated because executive has become disabled, executive will be eligible to receive (1) six (6) months of severance and (2), at the sole discretion of the Board of Directors (as to both amount of and payment date for), a bonus for the calendar year in which the termination date occurs, pro-rated to reflect the portion of the calendar year for which the executive was employed by the Company.

Under the employment agreements, executives must maintain the confidentiality of the Company’s confidential information and assign any rights to inventions or other intellectual property developed while the executive was employed by the Company.  The employment agreements contain provisions preventing an executive whose employment is terminated from competing with the Company or soliciting the Company’s employees for a period of 12 months following the employment termination.

Employment Agreements—General

In the event of termination for any of the reasons described below, the named executive officer has no obligation to seek comparable employment and, if the executive accepts employment during the severance period, there will be no offset by the Company against the amounts paid for termination. Additionally, the terms of the noncompetition agreement will continue to apply after termination.

Termination for Good Reason or Other Than Cause

In all of our employment agreements with our named executive officers, if his employment is terminated other than for cause, death or disability, or if the executive terminates his employment for good reason, then, the following will be paid by the Company:

• accrued salary to the date of termination, plus an additional four months base salary, paid at the Company’s standard pay dates (or at the Company’s option, in a lump sum payment);

• pro rata bonus through the termination date, if the Board of Directors in its discretion determines that one is payable;

• unused vacation and/or personal time pay;

• vested ERISA benefits, such as those under the SIMPLE IRA plan; and

• benefits that may be required by law, such as those under COBRA.

            Termination for Death or Disability

If a named executive officer's employment is terminated as a result of death or disability, the following will be paid by the Company:

• the executive's accrued salary through the termination date;

• pro rata bonus through the termination date, if the Board of Directors in its discretion determines that one is payable;

• unused vacation and/or personal time pay;

• six (6) months of severance

• vested ERISA benefits, such as those under the SIMPLE IRA plan; and

• benefits that may be required by law, such as those under COBRA.

Termination for Cause

If a named executive officer's employment is terminated for cause, the following will be paid by the Company:

• the executive's accrued salary through the termination date;

• unused vacation and/or personal time pay;

• vested ERISA benefits, such as those under the 401(k) plan; and

• benefits that may be required by law, such as those under COBRA.

If terminated for cause, all rights to exercise any equity incentive/options granted to the executive under the Equity Incentive Plan will terminate and the executive will not be able to exercise any rights or options.

Consulting Agreements

In 2009, the Company entered into a consulting contract with each of Thomas Schueller for the position of Executive Chairman and Thomas Bolan for the position of Acting Chief Financial Officer.  Mr. Schueller’s contract calls for an unspecified term and monthly payments of $12,102 plus travel costs and a $25 per diem expense reimbursement.  This contract may be terminated at any time by the Board or upon 10 days notice by Mr. Schueller.  Mr. Bolan’s contract is on a month-to-month basis for an unspecified period, at a rate of $75 per hour plus travel costs.  This contract may be terminated at any time upon 30 days notice by the Board or Mr. Bolan.

Mr. Rae has a consulting contract with the Company.  In February 2010, the Company amended its consulting contract with Mr. Rae, pursuant to which Mr. Rae provides general management and financial advisory consulting services to the Company.  Mr. Rae’s contract calls for an unspecified term and monthly payments of $14,000 plus travel costs and a $25 per diem expense reimbursement. This contract may be terminated at any time by the Board or upon 10 days notice by Mr. Rae.

The Company has entered into a consulting agreement with add blue Consultoria Ltda., a Brazilian consulting company, for the provision of certain executive services.  Pursuant to this agreement, the services of CEO and President of the Company and its subsidiaries have been performed by Peter Gross beginning March 9, 2010.  The Company’s Brazilian subsidiary, KLE Brazil Ltda., when formed, will fund the payment obligations under the consulting agreement.  An initial payment of $24,000 U.S. was paid to add blue Consultoria Ltda. in March 2010, and thereafter the monthly fee will be $16,000 U.S.  The consulting agreement may be terminated upon 90 days notice by either party.  It is anticipated that initially, until his appropriate immigration benefits have been secured, substantially all of Mr. Gross services will be performed at the Company’s Brazilian office.

Summary of Potential Termination or Change-in-Control Payments

The table below reflects the dollar amount of compensation to each named executive officer in the event of termination of such individual’s employment prior to the expiration of the employment agreements.  The amounts shown assume that the termination was effective December 31, 2009.

Benefits and Payments Upon Termination	Voluntary Termination on 12/31/09($)(1)	Termination for Cause on 12/31/09($)	Involuntary Termination without Cause on 12/31/09($)(1)	Retirement at “Normal Retirement Age” on 12/31/09($)	Disability on 12/31/09($)(2)	Death on 12/31/09($)(2)
Steven Corcoran
Compensation - Salary	$-	$-	$49,006	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$1,218	$-	$-	$-

David Litzen
Compensation - Salary	$-	$-	$46,575	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$3,788	$-	$-	$-

Dennis Harstad
Compensation - Salary	$-	$-	$43,500	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$1,730	$-	$-	$-

Randy Kramer
Compensation - Salary	$-	$-	$225,000	$-	$30,000	$30,000
Compensation - Bonus	$-	$-	$-	$-	$-	$-
Incentives and Benefits	$-	$-	$1,518	$-	$-	$-

(1)   Effective February 15, 2010, each named executive had a 3-year employment agreement commencing January 1, 2010.  Each agreement called for the executive's annual salary and medical and dental premiums to be paid for 4 months in the event of employment termination for other than cause and 6 months in the event of death or disability.

(2)   Each named executive was covered by a $30,000 AD&D insurance policy.

Effective March 2, 2010, Mr. Corcoran resigned his position as the Company’s CEO and President and terminated his employment agreement with the Company.  As of the same date, Mr. Corcoran entered into a consulting agreement with the Company, pursuant to which he will continue to provide certain services relating to the Company’s general U.S. operations.  During the first four months of service under his consulting agreement, Mr. Corcoran will receive $12,251 per month.  Thereafter, he will receive a base of $3,000 per month and reimbursement of reasonable expenses.  The Company also: (i) will issue to Mr. Corcoran an option to purchase 83,333 shares of the Company’s common stock at an exercise price of $1.10, exercisable for three years; and (ii) agreed to release 594,046 shares of common stock from the lock-up agreement between Mr. Corcoran and the Company dated September 30, 2008. The consulting agreement may be terminated by the Company at any time following the expiration of the first four months of the agreement and by Mr. Corcoran upon 10 days notice.

In connection with his departure as the President, Chief Executive Officer, and Chief Financial Officer of the Company on February 11, 2009, Mr. Kramer entered into a settlement agreement with the Company which, among other things, provided for compensation as set forth in his separation agreement with the Company, a broad release of the Company, a release of Mr. Kramer’s shares of the Company from an escrow agreement, repayment by the Company of a loan from Mr. Kramer, and an indemnification by the Company up to the amount of Mr. Kramer’s liabilities for certain personal loan guarantees with respect to Company debt.  Mr. Kramer’s departure resulted from a difference of vision between Mr. Kramer and the Company’s Board.

Director Compensation

We generally do not compensate Directors who are also executives or consultants for their services as directors.  All directors receive reimbursement of expenses incurred in connection with participation in Board meetings.   There were no fees, bonuses, equity awards or other compensation paid to directors in 2009 for their services as a director on the Board.

As approved by the Board of Directors on March 2, 2010, a Director’s fee of $18,000 per annum will be awarded to all serving non-executive and non-consulting directors. However, payment of such fees will be deferred until approved by the Board. As of the date of this report, Alain Vignon was the only non-executive, non-consulting director and $27,000 has been accrued for his services from his appointment in October 2008 through March 2010.

Bonus Plan

The Board of Directors adopted a cash bonus plan for the executive officers in the event that the Company consummates a transaction with a certain potential licensor of the Company’s technology.  Up to $125,000 of cash may be allocated among the officers and employees of the Company, at the Compensation Committee of the Board of Directors’ discretion.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and greater than 10% holders of our common stock to file with the SEC reports of ownership of our securities and changes in ownership of our securities. Based on a review of reports filed by our directors, executive officers and beneficial holders of 10% or more of our shares, and upon representations from those persons, the following Securities and Exchange Commission stock ownership reports, required to be filed by those reporting persons during 2008, were not made timely:

Niton Capital, Green Fund, Warcoing Sucre SA and Pedro de Boeck failed to timely file upon becoming greater than 10% owners as of February 24, 2009 or with respect to any subsequent acquisitions of shares of our common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of May 14, 2010 with respect to beneficial ownership of our common stock by each of the named executive officer (defined above), each director, each holder of more than 5% of our common stock, and all current directors and executive officers as a group.

Except as indicated in the footnotes to this table, the persons named each have sole voting and investment power over the shares shown as owned by them.  The percentage of beneficial ownership is based on 47,696,560 shares of our common stock outstanding as of May 14, 2010.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner (1)	Common Stock	% of Class
5% Stockholders:
Niton	9,695,568	20.8%
Green Fund	9,590,341	20.5%
Pedro de Boeck	5,227,272	11.2%
Randy Kramer	4,356,337	9.3%
Warcoing Sucre SA	2,954,545	6.3%
Pelly Management	2,886,364	6.2%

	34,710,427	74.3%

Directors and Named Executive Officers (defined above):
David Litzen	4,356,337	9.3%
Steven Corcoran (2) (3)	594,046	1.3%
Dennis Harstad	594,046	1.3%
Peter Gross (2)	-	0.0%
Thomas Schueller	-	0.0%
Thomas Bolan	-	0.0%
Alain Vignon	-	0.0%
Alan Rae	-	0.0%

All directors and executive officers as a group (8 persons)	5,544,429	11.9%

(1)  Pursuant to Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship, or otherwise has or shares voting power and/or investment power or as to which such person has the right to acquire such voting and/or investment power within 60 days from May 14, 2010.  Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date and the number of unissued shares as to which the person has the right to acquire voting and/or investment power within 60 days.  The number of shares shown includes outstanding shares of common stock owned as of May 14, 2010 by the person indicated.
(2) Mr. Corcoran resigned as President and CEO on March 2, 2010 and Mr. Gross was named President and CEO effective April 9, 2010.
(3) Mr. Corcoran was issued an option to purchase 83,333 shares of the Company’s common stock at an exercise price of $1.10 which became fully vested on April 2, 2010 and is exercisable for three years.

On February 24, 2009, the company sold approximately 18,181,818 shares of its voting securities, or approximately 54% of its outstanding shares, to certain purchasers under the Purchase Agreement, described in the “Certain Relationships and Related Transactions” section below.  Certain of the purchasers (Niton Capital and Green Fund) were existing shareholders of the Company immediately prior to the transaction, and Pedro de Boeck became a new shareholder upon closing of the Purchase Agreement.  The current ownership of these parties is reflected in the Table of Beneficial Ownership above.

TRANSACTIONS WITH RELATED PERSONS

The following summary descriptions of agreements to which we are a party are qualified in their entirety by reference to the agreement to which each summary description relates, each of which we have filed with the SEC.

In general, the Company does not have a formal policy or procedures for the review, approval or ratification of related party transactions.  The Audit Committee, under its charter, has been delegated by the Board the authority to review and approve related party transactions. Management generally seeks approval of related party transactions from the Audit Committee.

Western Biomass Energy

The Company enters into numerous transactions with Western Biomass Energy LLC (“WBE”) throughout the year.  Mr. Gross, Mr. Bolan and Mr. Harstad serve as managers of WBE, and the Company holds an approximate 64% ownership interest in WBE.  (Mr. Corcoran also served as a manager of WBE until his resignation on March 2, 2010.) WBE owns our main cellulose-based ethanol facility.   The most common type of transaction we enter into with WBE is to provide engineering services as well as funding for operating and capital expenditures.  As of December 31, 2009, WBE owed us approximately $8.3 million.  Although a Promissory Note, bearing an interest rate of 7.5%, has been created to memorialize this related party indebtedness, there is currently no specific repayment schedule for these debts owed to the Company by WBE.

Other Subsidiaries

The Company has informal, unwritten agreements with its subsidiaries, Western Biomass Energy LLC, KL Management LLC, KLHC LLC (formerly known as KL Energy LLC) and Patriot Motor Fuels LLC regarding the funding of their operations. Effective in June 2009, KL Management LLC and KLHC LLC were effectively discontinued as a result of the severe change in the economics of the ethanol industry but especially due to the Company’s re-focus on cellulosic ethanol commercialization efforts.

Midwest Renewable Energy (“MRE”)

A stockholder and former officer of the Company was also a member of the board of directors for, and held an ownership interest in, MRE.  The Company provided construction management and engineering services for the construction of an addition to MRE’s existing facility for a total estimated cost to the customer of $5,600,000.  Due to MRE’s inability to meet contractual obligations, the Company issued a stop work order on the construction project in March, 2008. MRE has not committed to completing the project and has taken no action to cure the stop work order.  This matter, among others, is subject to the arbitrations described in “Legal Proceedings” in our Annual Report on Form 10-K being furnished with this Information Statement.

Security National Bank Loan

On April 6, 2007, Security National Bank of Omaha loaned $2,000,000 to WBE with a maturity date of April 6, 2009.  We are a guarantor with respect to this loan and are providing funds for WBE to make payments on this loan.  This was renegotiated in early 2009 which resulted in a $500,000 principal payment by KL to Security National Bank on WBE’s behalf and the maturity date being changed to March 27, 2010.  On March 27, 2010, Security National Bank renewed this loan, in the amount of $1,363,828, and revised the maturity date to March 27, 2011.  Based on timely compliance with loan payment obligations, we expect that additional loan maturity extensions will continue to be available.

O2Diesel Corporation

Mr. Rae served as Chief Executive Officer of O2Diesel Corporation (“O2D”) until October 2009, when O2D was purchased out of Chapter 11 by a third-party. O2D was a commercial developer of cleaner-burning diesel fuel alternatives, including O2Diesel™, an ethanol-diesel additive. The Company had several agreements with O2D:  a Technology License and Services Agreement (March 2008, “License Agreement”), a Term Loan Agreement (October 2008, “Loan Agreement”) and a Supply and Distribution Agreement (October 2008, “Supply Agreement”).  The Supply Agreement was for the joint development of the market for O2Diesel™ in the United States and Canada during a three year period. The Loan Agreement was to provide O2D with up to $1.0 million, at an annual interest rate of 10%, for its working capital purposes.  In March 2009, O2D defaulted on its loan of $250,000 and this loan was sold at face value in April 2009 to a third party (“Note Purchaser”).  The Note Purchaser acquired O2D out of bankruptcy in late 2009.  The License Agreement provided O2D with the Company’s technology for several non-U.S. countries.  Subsequent to the O2D bankruptcy, the Company acquired the License Agreement from the Note Purchaser in exchange for a payment of $150,000 in October 2009 and the Company's agreement to negotiate a new license for limited territories with the Note Purchaser.  All of these agreements have been cancelled by mutual consent of both parties in February 2009 and there are no remaining agreements between the Company and O2D.

Escrow Agreement

In connection with the Merger, the Company entered into a Performance Escrow Agreement with certain of its officers (Mr. Kramer, Mr. Litzen, Mr. Corcoran and Mr. Harstad). The agreement provides that the 9,900,765 shares of common stock issued to such officers in connection with the Merger be deposited into escrow, with up to 20% of the escrowed shares subject to cancellation if certain performance milestones by the Company are not achieved.  In connection with their departure, the Company agreed to release shares, belonging to Mr. Kramer and Mr. Corcoran, from this Escrow Agreement.  As a result, only the 4,950,383 shares held by Mr. Litzen and Mr. Harstad remain subject to the Escrow Agreement.

Loan from Executive Officer

We had a subordinated unsecured note payable to Mr. Kramer totaling $600,000 at March 31, 2009.  This note has a variable interest rate, which was 5.0% at March 31, 2009, with interest paid quarterly.  This note was unsecured and did not have a specified due date. In February 2009, the note was modified to require principal payments of $10,000 per month beginning September 2009 over a 60 month term. The principal payments are scheduled to be $40,000 in 2009, $120,000 in each of 2010, 2011, 2012, 2013, and $80,000 in 2014.  As security for our obligations under this note, we granted to the lender a security interest in our current and future accounts receivable. In addition, when we receive future equity financing, we are obligated to pay 5% of the proceeds towards principal payments on this note.

Purchase Agreements

On February 24, 2009, we consummated a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors listed on the signature pages of the Purchase Agreement.  These investors included Niton and Green Fund, who were existing investors in the Company prior to such Purchase Agreement, as well as Mr. de Boeck.  Pursuant to the terms of the Purchase Agreement, the Company issued to these investors 18,181,818 shares of the Company’s common stock, at $.22 per share, for proceeds to the Company of $3,600,000.  The Company used the proceeds from the sale of shares to pay certain existing obligations and for general working capital purposes. A portion of the proceeds was used to satisfy certain loan obligations of the Company’s subsidiary, WBE, to Security National Bank of Omaha, including a one-time payment of $500,000.  Subsequently, additional Purchase Agreements were consummated with Green Fund and Mr. de Boeck in August 2009.

Registrations Rights Agreement

Certain investors, including purchasers under the Purchase Agreement, have so called “piggyback” registration rights.  In the event that we register shares on a registration statement filed with the SEC (other than a registration statement on Form S-8 or other form intended to register shares issued for compensatory purposes), such investors have the right to have their shares registered for re-sale, with certain limitations that may be imposed at the request of an underwriter of such a public sale of shares.

Voting Agreement

Certain of our stockholders entered into a Voting Agreement with Pelly Management, the financial adviser engaged by us with respect to private placement financing and investor relations services. The Voting Agreement required that the principal stockholders at that time (Mr. Kramer, Mr. Litzen, Mr. Harstad and Mr. Corcoran) agree to vote in favor of maintaining a five-member Board of Directors, of which two directors will be designated by Pelly Management and one will be nominated upon mutual agreement of Pelly Management and these stockholders.  At the time when the Voting Agreement was executed, such stockholders were our principal stockholders, collectively holding approximately 63% of our outstanding voting securities, and their collective holdings have been reduced to 21% as of the date of this registration statement.  The Voting Agreement will terminate upon, among other reasons, certain investors introduced to us by Pelly Management holding collectively less than 25% of our outstanding common stock held by non-affiliates.

Pelly Management Consulting Agreements

Mr. Rae received consulting fees of $95,000 and $120,000 in 2009 and 2008, respectively, from Pelly Management for services he performed from time to time for that firm. On May 13, 2009, the Company approved the issuance of 2,886,364 shares of its common stock to Pelly Management (“PM”)  in consideration of an aggregate of $635,000 in fees incurred by the Company for certain financial advisory services provided by PM since October 2008. Pursuant to the arrangement between the Company and PM, the Company was obligated to pay cash for the fees.  However, in light of the Company’s cash flow demands, the Company and PM agreed that the common shares would be issued in lieu of cash. The shares were issued in reliance on the exemption provided by Regulation S of the Securities Act of 1933, as amended.

Niton Services Agreement

On May 13, 2009, the Company approved the issuance of 2,319,205 shares of its common stock to Niton Capital (“NC”) in consideration of an aggregate of $510,225 in fees incurred by the Company for certain consulting and engineering services provided by NC from July 2008 to March 2009. On May 13, 2009, the Company approved the issuance of 2,319,205 shares of its common stock to Niton Capital (“NC”) in consideration of an aggregate of $510,225 in fees incurred by the Company for certain consulting and engineering services provided by NC from July 2008 to March 2009.  However, in light of the Company’s cash flow demands, the Company and NC agreed that the common shares would be issued in lieu of cash. The shares were issued in reliance on the exemption provided by Regulation S of the Securities Act of 1933, as amended.

AUDIT COMMITTEE

Report of the Audit Committee

Management is responsible for the Company’s internal controls, and the Company’s independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles and issuing a report on the financial statements.  The Audit Committee has general oversight responsibility with respect to these matters.  The Audit Committee reviews the results and scope of the audit conducted by the Company’s independent auditors.

The Audit Committee has met and held discussions with our management and independent auditors. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles.  The Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•
discussed with the independent auditors the matters required to be discussed by the statements on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•
received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and has discussed with the independent auditor the independent auditor’s independence.

Based on the Audit Committee’s review and discussions detailed above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE:

Tom Schueller
Alan Rae
Alain Vignon

The preceding information under the caption “Report of the Audit Committee” shall be deemed to be “furnished” but not “filed” with the Securities and Exchange Commission.

Pre-Approval Policy and Procedures for Services of Independent Public Accountants

As part of its duties under the Audit Committee Charter, the Audit Committee annually pre-approves all audit and non-audit services performed by the Company’s auditors in order to assure that the auditors are independent from the Company.  If a type of service to be provided by the auditors has not been pre-approved during this annual process, the Audit Committee pre-approves such service on a case-by-case basis.  The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the auditors.

Appointment of Auditors for 2009

The Audit Committee of our Board engaged Ehrhardt, Keefe, Steiner & Hottman PC to serve as our independent public accountant for the year ending December 31, 2009.

Audit Fees

The following table presents aggregate fees billed for professional services rendered by Ehrhardt, Keefe, Steiner & Hottman PC, our principal accountant in fiscal year 2009:

Type of Fee	2009	2008
Audit Fees (Note 1)	$178,054	$329,963
Tax Fees	-	-
	178,054	329,963

All Other Fees	-	-

Total Fees	$178,054	$329,963

 (1) The 2008 audit was performed by Ehrhardt, Keefe, Steiner & Hottman PC.  These fees also include fees related to Company's initial SEC filings and its September 2008 private placement as well as out of pocket costs.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC.  You may obtain such SEC filings from the SEC’s website at http://www.sec.gov.  You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

CONCLUSION

As a matter of regulatory compliance, we are providing this Information Statement to you which describes the purpose and effect of the above actions.  Your consent to the above actions is not required and is not being solicited in connection with these actions.  This Information Statement is intended to provide the Company’s stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR CONSENT.  THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors

/s/ Peter Gross
Peter Gross
Chief Executive Officer and President

May 20, 2010

APPENDIX A

KL Energy Corporation

2009 Equity Incentive Plan

Effective Date:  August 14, 2009

Approved by Stockholders:  _________________________

Termination Date:  _________________________________

Any statements regarding tax matters made herein, including any attachments, cannot be relied upon by any person to avoid tax penalties and are not intended to be used or referred to in any marketing or promotional materials.  To the extent this communication contains a tax statement or tax advice, Holland & Hart LLP does not and will not impose any limitation on disclosure of the tax treatment or tax structure of any transactions to which such tax statement or tax advice relates.

Prepared by
HOLLAND & HART LLP
ATTORNEYS AT LAW
SUITE 3200
555 SEVENTEENTH STREET
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ASPEN • BILLINGS • BOISE • BOULDER • CARSON CITY • CHEYENNE • COLORADO SPRINGS • DENVER DENVER TECH CENTER • JACKSON HOLE • LAS VEGAS • RENO • SALT LAKE CITY • SANTA FE • WASHINGTON, D.C.

KL Energy Corporation 2009 Equity Incentive Plan
Table of Contents

ARTICLE 1. DEFINITIONS	1
1.1 Award	1
1.2 Award Agreement1	1
1.3 Board of Directors	1
1.4 Cause	1
1.5 Change in Control	1
1.6 Code	2
1.7 Company	2
1.8 Common Stock	2
1.9 Consultant	2
1.10 Continuous Service	2
1.11 Director	2
1.12 Disability	2
1.13 Effective Date	2
1.14 Employee	2
1.15 Exchange Act	2
1.16 Fair Market Value	2
1.17 Incentive Stock Option	3
1.18 Nonqualified Stock Option	3
1.19 Option	3
1.20 Parent	3
1.21 Participant	3
1.22 Plan Administrator	3
1.23 Reorganization	3
1.24 Restricted Stock	4
1.25 Rule 16b-3	4
1.26 Stock Appreciation Right	4
1.27 Subsidiary	4
1.28 Termination Date	4

ARTICLE 2. ADMINISTRATION	4
2.1 Plan Administrator	4
2.2 Meetings and Actions	4
2.3 Powers of Plan Administrator	4
2.4 Interpretation of Plan	4
2.5 Indemnification	5
2.6 Company Action Constituting Grant of Awards	5

ARTICLE 3. STOCK SUBJECT TO THE PLAN	5
3.1 Plan Limit	5
3.2 Individual Limit	5
3.3 Unused Stock	5
3.4 Adjustment for Change in Outstanding Shares	6
3.5 Retention of Rights	6

KL Energy Corporation 2009 Equity Incentive Plan	______/2009	i
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ARTICLE 4. ELIGIBILITY	6
4.1 Employees	6
4.2 Consultants and Directors	6
4.3 Securities Registration	7

ARTICLE 5. STOCK OPTIONS	7
5.1 Grant of Options	7
5.2 Award Agreement	7
5.3 Manner of Exercise	8
5.4 Payment of Option Price	8

ARTICLE 6. STOCK APPRECIATION RIGHTS	9
6.1 Grant of SARs	9
6.2 Award Agreement	9
6.3 Exercise of SARs	10
6.4 Rights as Stockholder	10
6.5 Forfeiture	10

ARTICLE 7. RESTRICTED STOCK	10
7.1 Grant of Restricted Stock	10
7.2 Award Agreement	10

ARTICLE 8. OTHER AWARDS	11

ARTICLE 9. NONTRANSFERABILITY	12

ARTICLE 10. TERMINATION OF CONTINUOUS SERVICE	12
10.1 Termination of Continuous Service for Options and SARs	12
10.2 Termination of Continuous Service for Other Awards	13

ARTICLE 11. CHANGE IN CONTROL; REORGANIZATION	13
11.1 Substitution of Awards	13
11.2 Acceleration of Vesting; Termination	13

ARTICLE 12. ISSUANCE OF SHARES	13
12.1 Transfer of Shares to Participant	13
12.2 Legend	14
12.3 Compliance with Laws	14
12.4 Investment Representation	14
12.5 Lock-Up Agreement	14

ARTICLE 13. AMENDMENT AND TERMINATION	15
13.1 Amendment of the Plan	15
13.2 Termination of the Plan	15

KL Energy Corporation 2009 Equity Incentive Plan	______/2009	ii
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ARTICLE 14. GENERAL PROVISIONS	15
14.1 Tax Obligations	15
14.2 No Employment Rights	16
14.3 Participants in Foreign Countries	16
14.4 Other Employee Benefits	16
14.5 Confidentiality of Information	16
14.6 Severability	16
14.7 Electronic Delivery	16
14.8 Governing Law; Venue	16

KL Energy Corporation 2009 Equity Incentive Plan	______/2009	iii
Prepared by Holland & Hart llp

KL Energy Corporation 2009 Equity Incentive Plan

Introduction

The purpose of the KL Energy Corporation 2009 Equity Incentive Plan (the “Plan”) is to further the growth and development of KL Energy Corporation, a Nevada corporation (the “Company”), by affording an opportunity for stock ownership to selected Employees, Directors and Consultants of the Company and its Subsidiaries who are responsible for the conduct and management of its business or who are involved in endeavors significant to its success.  The Plan is also intended to (a) assist the Company in attracting and retaining new Employees and Consultants; (b) optimize the profitability and growth of the Company through incentives that are consistent with the Company’s goals; (c) provide incentives for excellence in individual performance; and (d) promote teamwork.

Article 1.
DEFINITIONS

When used in this Plan, the following capitalized terms shall have the meanings set forth below unless a different meaning is plainly required by the context:

1.1	Award means the grant of Incentive Stock Options, Nonqualified Stock Options, Stock Appreciation Rights, or Restricted Stock under the Plan. More than one Award may be granted to an eligible person.

1.2
Award Agreement means either (a) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (b) a written or electronic statement issued by the Company to a Participant setting forth the terms and provisions applicable to such Award.  The terms of any Award Agreement need not be identical to the terms of any other Award Agreement applicable to other grants under the Plan to the same or other Participants.  No Award shall be issued under the Plan until the Participant satisfies the conditions, if any, described in that Award Agreement for acceptance of the Award.

1.3	Board of Directors or Board means the Board of Directors of the Company.

1.4
Cause means “Cause” as defined in the Participant’s employment agreement with the Company, or, if not otherwise covered in an employment agreement, for purposes of this Plan means a termination of Continuous Service on account of dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets or conviction or confession of a crime punishable by law (except minor violations), in each such case as determined by the Company in its sole discretion, and its determination shall be conclusive and binding.  A Participant who agrees to resign from his or her affiliation with the Company in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of the Plan.

1.5
Change in Control means (a) any merger or consolidation of the Company with or into any other corporation or other entity or person, or any other Reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or Reorganization, own fifty percent (50%) or less of the voting power of both the surviving entity and any parent entity of the surviving entity immediately after such consolidation, merger or Reorganization; (b) any transaction or series of related transactions in which fifty percent (50%) or more of the Company’s voting power is transferred to a person or a group; or (c) a sale, lease or other disposition of all or substantially all of the assets of the Company; provided that a Change in Control shall not include (i) any consolidation or merger effected exclusively to change the domicile or form of entity of the Company, or (ii) any transaction or series of transactions in which voting securities of the Company are issued principally for bona fide financing purposes in which cash is received by the Company or any successor or indebtedness or equity securities of the Company are canceled or converted or a combination thereof.  The Plan Administrator’s reasonable determination as to whether such an event has occurred shall be final and conclusive.

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1.6	Code means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

1.7	Company means KL Energy Corporation and, as applicable, its Parent and its Subsidiaries.

1.8	Common Stock or Stock means the Company’s common stock and any share or shares of the Company’s common stock hereafter issued or issuable in substitution for such shares.

1.9
Consultant means a consultant, agent, advisor or independent contractor who provides service to the Company and who does not receive wages subject to income tax federal withholding under Code Section 3401.  Consultant does not include Directors who are not compensated by the Company for services as Directors, and the payment of a Director’s fee by the Company for services as a Director shall not cause a director to be considered a Consultant for purposes of the Plan.

1.10
Continuous Service means that the Participant’s service with the Company or a Subsidiary, whether as an Employee, Consultant or Director, is not interrupted or terminated.  The Plan Administrator, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in any circumstance, including (but not limited to) in the case of any leave of absence, including sick leave, military leave or any other personal leave.

1.11	Director means a member of the Board of Directors.

1.12
Disability means the earliest of the date on which a Participant is deemed disabled under: (a) the long-term disability policy maintained by the Company; (b) Code Section 22(e)(3); or (c) the determination of the Social Security Administration.

1.13
Effective Date means the date the Plan is adopted by the Board of Directors; provided, however, that with respect to Incentive Stock Options, the adoption of the Plan must be approved and ratified by the stockholders of the Company within twelve (12) months of the Effective Date.

1.14
Employee means a common law employee of the Company and any person who has accepted a binding offer of employment from the Company but excludes any individual classified by the Company as an independent contractor or leased employee.

1.15	Exchange Act means the Securities Exchange Act of 1934, as amended from time to time.

1.16	Fair Market Value means the value of the Common Stock, determined in accordance with the following:

(a)
Publicly Traded.  If the Common Stock is actively traded on any established stock exchange (including without limitation the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market), then the Fair Market Value per share shall be determined based upon the closing price on the trading day of the date of the Award.

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(b)
Not Publicly Traded.  If the Common Stock is not actively traded on an established stock exchange as determined in accordance with subsection (a), the Fair Market Value per share shall be deemed to be an amount as determined in good faith by the Plan Administrator by applying any reasonable valuation method, which may be an independent third party valuation; provided, that any such determination for an Award subject to Code Section 409A shall be made in compliance with the regulations under Code Section 409A.  Factors to be considered in establishing Fair Market Value of an Award subject to Code Section 409A shall include as applicable: the value of tangible and intangible assets of the Company, the present value of anticipated future cash flows of the Company, the market value of stock or equity interests in similar corporations and other entities engaged in trades or businesses substantially similar to those engaged in by the Company, the value of which can be readily determined through nondiscretionary, objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), recent arm’s length transactions involving the sale or transfer of Company stock or equity interests, and other relevant factors such as control premiums or discounts for lack of marketability and whether the valuation method is used for other purposes that have a material economic effect on the service recipient, its stockholders, or its creditors.  The use of a valuation method shall take into consideration all available information material to the value of the Company at the time of the grant of the Award and the Fair Market Value shall be established not longer than 12 months prior to the date of the grant of the Award.  In making its determination regarding Fair Market Value, to the extent that the Company is considered a “start-up corporation” under Code Section 409A, the Plan Administrator may rely on a written report that takes into account the above factors and is produced by a person that the Plan Administrator reasonably determines is qualified to perform the valuation based on such person’s significant knowledge, experience, education or training.

1.17
Incentive Stock Option means any option granted to an eligible Employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Code Section 422.

1.18	Nonqualified Stock Option means any option granted to an eligible Employee, Director or Consultant under the Plan that is not an Incentive Stock Option.

1.19	Option means and refers collectively to Incentive Stock Options and/or Nonqualified Stock Options.

1.20	Parent means a parent corporation of the Company as defined in Code Section 424(e).

1.21
Participant means any Employee, Director or Consultant who is granted an Award under the Plan.  Participant also means the personal representative of a Participant and any other person who acquires the right to exercise or receive payment pursuant to an Award by bequest or inheritance.

1.22	Plan Administrator means the body that is responsible for the administration of the Plan, as determined pursuant to Section 2.1.

1.23
Reorganization means any one of the following events: (a) the merger or consolidation of the Company (but only if the Company is not the surviving corporation or if the Company becomes a subsidiary of another corporation) or the acquisition of its assets or stock pursuant to a non-taxable reorganization; (b) the dissolution or liquidation of the Company; (c) the appointment of a receiver for all or substantially all of the Company’s assets or business; (d) the appointment of a trustee for the Company after a petition has been filed for the Company’s reorganization under applicable statutes; or (e) the sale, lease, or exchange of all or substantially all of the Company’s assets and business.

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1.24
Restricted Stock means shares of Common Stock granted to a Participant that are subject to the restrictions set forth in Article 7 of the Plan and the Award Agreement.  Restricted Stock also means any shares of the Company’s capital stock issued as the result of a dividend on or split of Restricted Stock.  Upon termination of the restrictions, such Common Stock or other capital stock shall no longer be Restricted Stock.

1.25	Rule 16b-3 means Rule 16b-3 promulgated by the Securities Exchange Commission under the Exchange Act, together with any successor rule, as in effect from time to time.

1.26	Stock Appreciation Right or SAR means a stock appreciation right granted independently of any Option pursuant to Article 6 of the Plan.

1.27	Subsidiary means a subsidiary corporation of the Company as defined in Code Section 424(f).

1.28	Termination Date means the termination date of the Plan, as set forth on the cover page to the Plan.

Article 2.
ADMINISTRATION

2.1
PLAN ADMINISTRATOR.  The Plan shall be administered by the Board of Directors, unless and until such time as the Board of Directors delegates the administration of the Plan to a committee (which may consist of one individual), which shall be appointed by and shall serve at the pleasure of the Board.  The powers, duties and procedures of any appointed committee shall be governed by its adopted charter, or in the absence of such charter, by this Article 2.  Any committee member shall be deemed to have resigned automatically from the committee upon his or her termination of service with the Company.  To the extent the Board considers it desirable for transactions relating to a grant of Options to be eligible to qualify for an exemption under Rule 16b-3, the Plan Administrator shall consist of the Board of Directors or a committee of two or more Directors of the Company, all of whom qualify as “non-employee directors” within the meaning of Rule 16b-3.  To the extent the Board considers it desirable for compensation delivered pursuant to a grant of Options to be eligible to qualify for an exemption under Code Section 162(m), the Plan Administrator shall consist of a committee of two or more Directors of the Company, all of whom qualify as “outside directors” within the meaning of Code Section 162(m).  The Board may from time to time remove members from or add members to any such committee; fill vacancies on the committee, howsoever caused; and otherwise increase or decrease the number of members of such committee.

2.2
MEETINGS AND ACTIONS.  The Plan Administrator shall hold meetings at such times and places as it may determine.  A majority of the members of the Plan Administrator shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Plan Administrator shall be the acts of the Plan Administrator and shall be final, binding  and conclusive upon all persons, including the Company, its Subsidiaries, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

2.3
POWERS OF PLAN ADMINISTRATOR.  The Plan Administrator shall have the full and exclusive right to grant and determine terms and conditions of all Awards granted under the Plan, to determine satisfaction of any conditions applicable to Awards, to amend or waive the provisions of any Award, and to prescribe, amend and rescind rules and regulations for administration of the Plan.  In selecting Participants and granting Awards, the Plan Administrator shall take into consideration the contribution the Participant has made or may make to the success of the Company or its Subsidiaries and such other factors as the Plan Administrator shall determine.

2.4
INTERPRETATION OF PLAN.  The Plan Administrator may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any agreement entered into hereunder.  The determination of the Plan Administrator as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its stockholders, and all persons having any interest in Awards that may be or have been granted pursuant to the Plan.

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2.5
INDEMNIFICATION.  Each person who is or shall have been a member of the Plan Administrator or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, provided that the Company approved such settlement (which approval shall not be unreasonably withheld), or paid in satisfaction of a judgment in any such action, suit or proceeding.  The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.  The foregoing right of indemnification shall not apply to any person in his or her capacity as a Participant under the Plan.  The Company shall also pay for or reimburse the reasonable expenses incurred by any such member in connection with any such claim, action, suit or proceeding as provided in the Company’s Articles of Incorporation, Bylaws or an indemnification or other agreement.

2.6
COMPANY ACTION CONSTITUTING GRANT OF AWARDS.  Company action constituting a grant by the Company of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

ARTICLE 3.
STOCK SUBJECT TO THE PLAN

3.1
PLAN LIMIT.  Subject to the provisions of Section 3.4, the aggregate number of shares of Common Stock that may be issued under Awards granted pursuant to the Plan shall not exceed ( ) shares.  Shares that may be issued under Awards may consist, in whole or in part, of authorized but unissued stock, treasury stock of the Company not reserved for any other purpose or repurchased shares of Common Stock; provided, however, that no more than the aggregate maximum number of shares of Common Stock approved by the stockholders of the Company from time to time may be issued pursuant to Incentive Stock Options.  The determination of shares of Common Stock available under this section shall be determined assuming that one share of Common Stock is reserved for each share of Common Stock subject to an outstanding Award.

3.2
INDIVIDUAL LIMIT.  If the Company is or becomes subject to the Exchange Act, then subject to the provisions of Section 3.4, and to the extent the Board considers it desirable for compensation delivered pursuant to an Option to be eligible to qualify for an exemption under Code Section 162(m), no Participant shall be eligible to be granted Awards covering more than [x% or x#] shares of Common Stock during any calendar year.

3.3
UNUSED STOCK.  If any outstanding Award under the Plan expires or for any other reason ceases to be exercisable, is forfeited or repurchased by the Company, in whole or in part (other than upon exercise of an Option), the shares that were subject to such Award (and as to which the Award had not been exercised) shall continue to be available under the Plan or revert to the Plan to again be available for issuance under the Plan; provided, however, that subject to the provisions of Section 3.4, no more than the aggregate maximum number of shares of Common Stock approved by the stockholders of the Company from time to time may be issued pursuant to Incentive Stock Options.

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3.4	ADJUSTMENT FOR CHANGE IN OUTSTANDING SHARES.

(a)
In General.  If there is any change, increase or decrease, in the outstanding shares of Common Stock that is effected without receipt of additional consideration by the Company, by reason of a stock dividend, subdivision, reclassification, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances not involving the receipt of consideration by the Company (each, a “Capitalization Event”), then in each such Capitalization Event, the Plan Administrator shall make an appropriate adjustment in the aggregate number and/or kind of shares of Common Stock available under the Plan, the number and/or kind of shares of Common Stock subject to each outstanding Award and the Option or Restricted Stock prices in order to prevent the dilution or enlargement of any Participant’s rights.  In the event of any adjustment in the number or kind of shares of Stock covered by any Award, including those provided in subsection (b), at the discretion of the Plan Administrator, each  such Award may cover only the number of full shares resulting from such adjustment.  The Plan Administrator’s determinations in making any adjustment shall be final and conclusive.

(b)
Adjustments for Certain Distributions of Property.  If the Company at any time distributes with respect to its Common Stock securities or other property (except cash or Common Stock), a proportionate part of those securities or other property shall be set aside and delivered to the Participant when and to the extent that the restrictions on Restricted Stock lapse.

(c)
Exceptions to Adjustment.  Except as expressly provided herein, the issue by the Company of shares of Common Stock of any class, or securities convertible into or exchangeable for shares of Common Stock of any class, for cash or property or for labor or services, upon either sale of exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into or exchangeable for shares of Common Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to any Award granted under the Plan.

(d)
Special Acquisition Rule.  Subject to the provisions of Article 14, without affecting the number of shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the rules under Code Section 422 in the case of Incentive Stock Options.

3.5
RETENTION OF RIGHTS.  The existence of this Plan and any Award granted pursuant to the Plan shall not affect the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, Reorganization or other change in the Company’s capital structure or its business, or a merger or consolidation of the Company, or any issue of bonds, debentures, or preferred or preference stock ranking before or affecting the Common Stock, or the dissolution of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether similar or not.

Article 4.
ELIGIBILITY

4.1
EMPLOYEES.  All Employees who are responsible for the conduct and management of its business or who are involved in endeavors significant to the success of the Company and its Subsidiaries, as determined by the Plan Administrator, shall be eligible to receive any Award under the Plan.  Directors and Consultants who are not Employees shall be eligible to receive any Award, other than Incentive Stock Options, under the Plan.  Any director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.

4.2	CONSULTANTS AND DIRECTORS. Consultants and Directors who are not Employees shall be eligible to receive any Award, other than Incentive Stock Options, under the Plan.

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4.3
SECURITIES REGISTRATION.  Notwithstanding any other provision in the Plan, no Award shall be granted to any Employee or Consultant unless the Stock subject to such grant is registered or there is a federal and a state securities law exemption from registration applicable to such grant.

Article 5.
STOCK OPTIONS

5.1
GRANT OF OPTIONS.  The Plan Administrator may from time to time in its discretion determine which of the eligible Employees, Directors and Consultants of the Company or its Subsidiaries will receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, and the dates on which such Options are to be granted.

5.2
AWARD AGREEMENT.  Each Option granted under the Plan shall be evidenced by a written Award Agreement setting forth the terms upon which the Option is granted.  More than one Option, and any combination of Options and Restricted Stock Awards may be granted to an eligible person.

(a)
Type of Option.  Each Award Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), and shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Option pertains.

(b)	Incentive Stock Option Limits.

(1)
No Employee may be granted Incentive Stock Options unless the Plan is approved by the stockholders of the Company within twelve months before or after the Effective Date.  Any Options issued without such approval shall be deemed to be Nonqualified Stock Options.

(2)
No Employee may be granted Incentive Stock Options to the extent that the aggregate Fair Market Value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.  To the extent that this limit is exceeded, any Option grant shall be deemed to be Nonqualified Stock Options rather than Incentive Stock Options in accordance with Code Section 422.

(3)
No Incentive Stock Option shall be granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Code Section 424(d)) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the Fair Market Value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.

(c)
Option Price.  The Option price per share of Common Stock under each Option shall be determined by the Plan Administrator and stated in the Award Agreement.  The Option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the Fair Market Value (determined as of the day the Option is granted) of the shares subject to the Option.  If the Option price for a Nonqualified Stock Option is less than Fair Market Value, the Award Agreement shall set forth such terms and conditions (such as restrictions on the time of exercise) as may be appropriate to satisfy Code Section 409A.

(d)
Duration of Options.  Each Option shall be of a duration as specified in the Award Agreement; provided, however, that the term of each Incentive Stock Option shall be no more than ten (10) years from the date on which the Option is granted and shall be subject to early termination as provided herein.

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(e)	Vesting. Unless otherwise stated in the Award Agreement, Options shall be subject to the following vesting schedule, which may be waived or accelerated by the Plan Administrator at any time:

Period of Participant’s Continuous Service from the Grant Date	Cumulative Percentage of Award Vested
One year	25%
Two years	50%
Three years	75%
Four years	100%

(f)
Rights as Stockholder.  A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.

(g)
Other Terms and Conditions.  The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise an Option in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Plan Administrator.

5.3
MANNER OF EXERCISE.  Subject to the limitations and conditions of the Plan or the Award Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (a) payment, in accordance with Section 5.4, of the purchase price of the shares to be purchased; plus (b) payment, in accordance with Section 5.4, of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option; and (c) representations meeting the requirements of Sections 12.4 and/or 12.5 if requested by the Company.  Except as provided in Section 5.4, the conditions of this Section 5.3 shall be satisfied at the time the Option or any part thereof is exercised, and no shares of Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant.

5.4
PAYMENT OF OPTION PRICE.  Payment for shares and withholding taxes shall be in the form of either (a) cash, (b) a certified or bank cashier’s check to the order of the Company, (c) shares of the Common Stock, properly endorsed to the Company, in an amount the Fair Market Value of which on the date of receipt by the Company equals or exceeds the aggregate option price of the shares with respect to which the Option is being exercised, provided that such shares have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes, unless otherwise permitted by the Plan Administrator, (d) authorization for the Company to retain from the total number of shares as to which the Option is exercised that number of shares of Common Stock having a Fair Market Value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised, (e) any other form of legal consideration that may be acceptable to the Plan Administrator, including, without limitation, promissory notes payable to the Company or (f) in any combination thereof; provided, however, that no payment may be made in shares of Common Stock under subsections (c), (d) or (f) unless the Plan Administrator has approved of payment in such form by such Participant with respect to the Option exercise in question.  Should the Common Stock be registered under Section 12 of the Exchange Act at the time an Option is exercised, and to the extent the option is exercised for vested shares, then payment may also be made through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable written instructions (1) to a brokerage firm designated by the Company to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable withholding taxes, and (2) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.  Upon the exercise of any Option, the Company, in its sole discretion, may permit the deferred payment of the purchase price on such terms and conditions as the Company shall specify.

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ARTICLE 6.
STOCK APPRECIATION RIGHTS

6.1
GRANT OF SARS.  The Plan Administrator may from time to time in its sole discretion determine which of the eligible Employees, Directors and Consultants should receive SARs, the number of shares subject to such SARs, and the dates on which such SARs are to be granted.

6.2
AWARD AGREEMENT.  Each SAR Award granted under the Plan shall be evidenced by a written Award Agreement setting forth the terms upon which the Award is granted.  Each Award Agreement shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Award pertains; the exercise price, if any, per share subject to the SAR Award; and the restrictions applicable to each grant.  More than one Award may be granted to an eligible person.

(a)
SAR Base Price.  The SAR price per share of Common Stock under each SAR shall be determined by the Plan Administrator and stated in the Award Agreement.  The base price for SARs granted under the Plan may be less than the Fair Market Value (determined as of the day the SAR is granted) of the shares subject to the Award.  The Plan Administrator, in its sole discretion, may require that any SAR issued under the Plan have a base price no less than 100% of the Fair Market Value (determined as of the day the SAR is granted), have a fixed exercise date, or include other provisions to avoid adverse tax consequences to the Participant under Code Section 409A.

(b)	Duration of SARs. Each SAR shall be of a duration as specified in the Award Agreement.

(c)	Vesting. Unless otherwise stated in the Award Agreement, SARs shall be subject to the following vesting schedule, which may be waived or accelerated by the Plan Administrator at any time:

Period of Participant’s Continuous Service from the Grant Date	Cumulative Percentage of Award Vested
One year	25%
Two years	50%
Three years	75%
Four years	100%

(d)
Other Terms and Conditions.  The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate, including, without limitation, provisions that relate to the Participant’s ability to exercise a SAR Award in whole or in part to the passage of time or the achievement of specific goals or the occurrence of certain events, as specified by the Plan Administrator.

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6.3
EXERCISE OF SARS.  Subject to the limitations and conditions of the Plan or the Award Agreement, SARs shall be exercised or redeemed, in whole or in part, from time to time, for cash or shares of Common Stock according to the terms of the applicable Award Agreement, which shall specify the number of whole shares of Common Stock as to which the SAR is exercised; provided that the Participant provides the Company (i) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise or redemption of the SAR; and (ii) representations meeting the requirements of Sections 12.4 and/or 12.5 if requested by the Company in the event the SAR Award is exercised or redeemed for shares of Common Stock.  The amount payable to the Participant upon exercise of the SAR Award shall equal the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the base price per share of the SAR Award multiplied by the number of shares as to which such SAR is exercised.  The conditions of this section shall be satisfied at the time that the SAR Award or any part thereof is exercised or redeemed, and no shares of Common Stock shall be issued or delivered until such conditions have been satisfied by the Participant.

6.4
RIGHTS AS STOCKHOLDER.  A Participant shall have no rights as a stockholder of the Company with respect to any shares of Common Stock covered by a SAR Award until the date of the issuance, if any, of the stock certificate for such shares.

6.5
FORFEITURE.  If the Participant fails to satisfy any applicable restrictions (including without limitation any vesting requirements), terms and conditions set forth in this Plan or in the Award Agreement for any reason, any SARs held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the applicable Award Agreement.

Article 7.
RESTRICTED STOCK

7.1
GRANT OF RESTRICTED STOCK.  The Plan Administrator may from time to time in its sole discretion determine which of the eligible Employees, Directors or Consultants should receive grants of Restricted Stock, the number of shares with respect to which Restricted Stock are to be granted to each such eligible Employee, Director and Consultant, the dates on which such Awards are to be granted, and the restrictions applicable to each Award grant.

7.2
AWARD AGREEMENT.  Each Restricted Stock Award granted under the Plan shall be evidenced by a written Award Agreement setting forth the terms upon which the Award is granted.  Each Award Agreement shall state the number of shares of Common Stock, as designated by the Plan Administrator, to which that Award pertains; the price, if any, to be paid by the Participant for the shares; and the restrictions applicable to each grant.

(a)
Issuance of Restricted Stock.  The right to receive Restricted Stock shall be conditioned upon the delivery of the purchase price, if any, by the Participant by (i) payment in full, in cash, check, or by certified or bank cashier’s check to the Company (or payment by such other consideration as shall be permitted by the Plan Administrator, including, without limitation, a promissory note in favor of the Company) or, upon approval of the Plan Administrator, shares of the Common Stock, properly endorsed to the Company, in an amount the Fair Market Value of which on the date of receipt by the Company equals or exceeds the aggregate purchase price of the shares; (ii) payment in cash, by check or by certified or bank cashier’s check (or such other form as shall be permitted by the Plan Administrator, including, without limitation, a promissory note in favor of the Company) equal to such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the vesting of the Restricted Stock or the Participant’s election under Code Section 83(b); (iii) a representation meeting the requirements of Section 12.4 and/or 12.5 if requested by the Plan Administrator; and (iv) a copy of the executed Award Agreement in the form specified by the Plan Administrator with respect to the grant of Restricted Stock to that Participant.

(b)	Vesting. Unless otherwise stated in the Award Agreement, Restricted Stock shall be subject to the following vesting schedule, which may be waived or accelerated by the Plan Administrator at any time:

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Period of Participant’s Continuous Service from the Grant Date	Cumulative Percentage of Award Vested
One year	25%
Two years	50%
Three years	75%
Four years	100%

(c)
Stock Register or Certificates.  Shares representing the Restricted Stock shall be recorded in the stock register of the Company in the name of the Participant to whom such Restricted Stock shall have been granted.  In the event the Company issues certificates, a stock certificate or certificates representing the Restricted Stock shall be registered in the name of the Participant to whom such Restricted Stock shall have been granted, and such certificates shall remain in the custody of the Company.  Pursuant to Section 12.1, the Participant shall deposit with the Company stock powers or other instruments of assignment, each endorsed in blank, so as to permit retransfer to the Company of all or a portion of the Restricted Stock that shall be forfeited or otherwise not become vested in accordance with the Plan and the applicable Award Agreement.

(d)
Restrictions and Rights.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes.  The Participant shall have the right to vote such Restricted Stock (to the extent of the voting rights of the subject shares of Common Stock, if any), to receive and retain all regular cash dividends and such other distributions, as the Board of Directors may, in its discretion, designate, pay or distribute on such Restricted Stock, and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, except as set forth in this Article 7.  The Award Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Plan Administrator shall deem appropriate.

(e)
Forfeiture.  If the Participant fails to satisfy any applicable restrictions (including, without limitation, any vesting requirements), terms and conditions set forth in this Plan or in the Award Agreement for any reason, any Restricted Stock held by such Participant and affected by such conditions shall be forfeited to the Company in return for such consideration as shall be specified in the applicable Award Agreement.  The Company and its officers are authorized to reflect such forfeiture of Restricted Stock on the Company’s stock ledger.

Article 8.
OTHER AWARDS

The Plan Administrator may from time to time in its sole discretion determine which of the eligible Employees, Directors or Consultants of the Company should receive grants of Common Stock and/or other Awards that are valued in whole or in part by reference to, or are otherwise based upon, Common Stock, including, without limitation, restricted stock units (RSUs), dividend equivalents, tandem or stand-alone stock appreciation rights, phantom stock and performance units.  Such Awards may be issued alone or in conjunction with other Awards under the Plan.  In addition, the Plan Administrator may, from time to time, in its sole discretion and consistent with applicable law that would prohibit the imposition of the constructive receipt of income under Code Section 451, afford a Participant the opportunity to convert the form of Award currently held by the Participant prior to the time such Participant would become vested in such Award (e.g., from a Restricted Stock Award to an restricted stock unit award).  The Plan Administrator, in its sole discretion, may include in any Award any provisions necessary to avoid adverse tax consequences to the Participant under Code Section 409A.

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Article 9.
NONTRANSFERABILITY

Awards are not transferable by the Participant except as provided by this section.

(a)
Options and other Awards are not transferable by the Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by the Participant.

(b)	Restricted Stock is not transferable by the Participant until all restrictions on such Restricted Stock shall have lapsed.

Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Awards contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Award, the Award shall immediately become null and void.  Notwithstanding the foregoing, an Award may be transferred by a Participant to the personal representatives, beneficiaries or estate of the Participant upon the Participant’s death, whether transferred by will or intestacy; provided that the transferability of an Award under this Article 9 shall be limited, if necessary, to the extent transfer is permitted by the Exchange Act and any applicable state securities law.  Any transfer of an Incentive Stock Option shall result in the conversion of the Option to a Nonqualified Stock Option.  Notwithstanding the foregoing, if and to the extent specified in an Award Agreement, an Award may be transferred by a Participant to (a) a trust, partnership or limited liability company established for the sole benefit of the Participant or any of the Participant’s spouse, children or grandchildren; and (b) the personal representatives, beneficiaries or estate of the Participant upon the Participant’s death, whether transferred by will or intestacy; provided that the transferability of an Award under this Plan shall be limited to the extent transfer is permitted by the Exchange Act and any applicable state securities law.  Any transfer of an Incentive Stock Option shall result in the conversion of the Option to a Nonqualified Stock Option.

Article 10.
TERMINATION OF CONTINUOUS SERVICE

10.1
TERMINATION OF CONTINUOUS SERVICE FOR OPTIONS AND SARS.  The term “Award” used in this section shall refer only to Options and SARs, subject to any limitations set forth in the Award Agreement, and provided that the notice of exercise is provided as required by the Plan prior to the expiration of the Award.  Any vesting of any Award shall cease upon termination of the Participant’s Continuous Service, and any Award shall be exercisable only to the extent that it was exercisable on the date of such termination of Continuous Service.  Any Award not exercisable as of the date of termination, and any Award or portions thereof not exercised within the period specified herein, shall terminate.

(a)
Termination by Death.  The personal representatives of the Participant’s estate or the person or persons who shall have acquired the Award from the Participant by bequest or inheritance shall be entitled to exercise the vested portion of an Award until the earlier of the date that is twelve (12) months after the date of the Participant’s death or the expiration date of the Award.

(b)
Termination by Disability.  The Participant shall be entitled to exercise the vested portion of an Award until the earlier of the date that is six (6) months after the date of termination of Participant’s Continuous Service due to Disability or the expiration date of the Award.

(c)
Termination Other than for Cause.  The Participant shall be entitled to exercise the vested portion of an Award until the earlier of the date that is three (3) months after the date of termination of Participant’s Continuous Service other than for Cause or the expiration date of the Award.

(d)
Termination for Cause.  Notwithstanding anything herein to the contrary, and unless otherwise provided by the Award Agreement, all unexercised Awards granted to the Participant shall terminate immediately if the Participant is terminated for Cause.

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(e)
Extension of Option Termination Date.  The Plan Administrator, in its sole discretion, may extend the termination date of an Award granted under the Plan without regard to the preceding provisions of this Section 10.1.  Such extension may be made in the Award Agreement as originally executed or by amendment to the Award Agreement, either prior to or following termination of a Participant’s Continuous Service.  The Plan Administrator shall have no power to extend the termination date of an Incentive Stock Option beyond the periods provided in this Section 10.1 prior to the termination of the Participant’s Continuous Service or without the approval of the Participant, which may be granted or withheld in the Participant’s sole discretion.  Any extension of the termination date of an Incentive Stock Option may be deemed to be the grant of a new Option for purposes of the Code.

10.2
TERMINATION OF CONTINUOUS SERVICE FOR OTHER AWARDS.  In the event that a Participant terminates Continuous Service with the Company for any reason, including Disability of the Participant, any unvested portion of an Award held by such Participant as of the date of such termination of Continuous Service shall be forfeited to the Company as of the date of termination of Continuous Service unless otherwise provided in the applicable Award Agreement.

Article 11.
CHANGE IN CONTROL; REORGANIZATION

11.1
SUBSTITUTION OF AWARDS.  In the event of a Change in Control or Reorganization, the Company may require any surviving corporation or acquiring corporation to (1) assume any outstanding Award under the Plan or (2) substitute similar stock awards on an equitable basis of appropriate stock of the Company, or of the surviving corporation or acquiring corporation, which will be issuable in respect of the Common Stock (including an award to acquire the same consideration paid to the stockholders in the Change in Control) for those Awards outstanding under the Plan.

11.2
ACCELERATION OF VESTING; TERMINATION.  In the event of a Change in Control or Reorganization, if any surviving corporation or acquiring corporation does not assume the outstanding Awards or to substitute similar stock awards for those outstanding under the Plan as otherwise provided in this Article, then with respect to Awards held by Participants whose Continuous Service has not terminated, the Plan Administrator shall (1) accelerate the vesting of such Awards, only if so provided in the applicable Award Agreement, and (2) upon written notice to all Participants holding Awards, provide that all unexercised Awards must be exercised within a specified number of days of the date of such notice or such Awards will terminate.  In response to such a notice, a Participant may make an irrevocable election to exercise the Participant’s Awards contingent upon and effective as of the effective date of the Change in Control or Reorganization.  In lieu of the exercise under (2) above, the Plan Administrator may, in its sole discretion and without further action by the holders of Awards, otherwise provide for the cancellation, forfeiture or purchase of any Award in the Plan or agreement governing the Change in Control or Reorganization, such as by the exchange of any unexercised Awards for consideration similar to that received by stockholders of Stock of the Company in the Change in Control or Reorganization, less the exercise price required under such Awards.

Article 12.
ISSUANCE OF SHARES

12.1
TRANSFER OF SHARES TO PARTICIPANT.  As soon as practicable after a Participant has given the Company written notice of exercise of an Award or has otherwise met the requirements of the applicable Award Agreement, the Company shall record in the stock register of the Company or register a certificate in such Participant’s name for the number of shares of Common Stock payable and transferable to the Participant pursuant to the Award.  Upon the Participant’s written request, the Company shall deliver any such certificate to the Participant.  In no event shall the Company be required to transfer fractional shares to the Participant, and in lieu thereof, the Company may pay an amount in cash equal to the Fair Market Value of such fractional shares on the date of exercise or vesting, as applicable.  To the extent required by applicable state securities law, the Participant shall become entitled to receive financial statements of the Company at least annually.

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12.2
LEGEND.  All certificates evidencing shares of Common Stock originally issued pursuant to this Plan or subsequently transferred to any person or entity, and any shares of capital stock received in respect thereof, may bear such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until the Participant or any other holder of the Common Stock has paid the Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company.

12.3
COMPLIANCE WITH LAWS.  If the issuance or transfer of shares, or the removal of restrictions from shares of Common Stock previously delivered pursuant to the Plan, by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal, state or local laws or regulations, the Company may delay issuance or transfer of such shares to the Participant or removal of such restrictions until compliance with such laws can reasonably be obtained.  Similarly, the Company will not be obligated to deliver shares of Common Stock pursuant to the Plan, or to remove any restrictions from shares of Common Stock previously delivered pursuant to the Plan, if the outstanding Common Stock is at the time of delivery listed on any stock exchange or established trading market until the shares to be delivered have been listed or authorized to be listed on such exchange or trading market upon official notice of issuance.  In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.  If, after reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares upon exercise or vesting of an Option or Award under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares upon exercise or vesting of an Option or Award unless and until such authority is obtained.

12.4
INVESTMENT REPRESENTATION.  The Company may require any Participant, as a condition precedent to exercising any Option, purchasing any Restricted Stock or otherwise acquiring Common Stock under the Plan, to provide a written representation providing assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and/or that the Participant has engaged a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, (b) that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of acquiring the Common Stock; and (c) that the Participant is acquiring the stock subject to the Award for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  Such a representation shall not be required if (1) the issuance of the shares pursuant to an Award has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Act”), or (2) as to any particular requirement, a determination is made by counsel for the Company that such representation is not required.

12.5
LOCK-UP AGREEMENT.  Upon demand by the Company, the Participant shall execute and deliver to the Company a representation that, in connection with any underwritten registered offering of any securities of the Company under the Securities Act of 1933, as amended, the Participant will not sell or otherwise transfer or dispose of any shares of Common Stock held by the Participant (other than those included in the registration) for a period specified by the representative of the underwriters prior to and following the effective date of the registration statement of the Company filed under the Act; provided, however, that such agreement shall apply only if all executive officers and directors of the Company at the time of such underwritten public offering agree with the representative of the underwriters not to transfer shares of Common Stock owned by them for the same or greater period.

The obligations described in this section shall not apply to a registration solely to employee benefit plans on Form S-8 or similar forms that may be promulgated in the future.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said 180-day period.

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Article 13.
AMENDMENT AND TERMINATION

13.1
AMENDMENT OF THE PLAN.  The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Award previously granted without the consent of an affected Participant, to the extent such rights are protected under contractual law.  Unless the stockholders of the Company shall have given their approval, the total number of shares which may be issued under the Plan as Incentive Stock Options shall not be increased, except as provided in Section 3.4, and no amendment shall be made which reduces the price at which the Common Stock may be offered upon the exercise of Incentive Stock Options under the Plan below the minimum required by Section 5.2(b), except as provided in Section 3.4 or which materially modifies the requirements as to eligibility under the Plan to receive Incentive Stock Options.  Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding Awards granted under the Plan, or accept the surrender of outstanding Awards in substitution therefore.

13.2
TERMINATION OF THE PLAN.  This Plan shall terminate as of the Termination Date, established as the date that is ten years after the Effective Date of the Plan.  The Board of Directors may at any time suspend or terminate the Plan.  No such suspension or termination shall diminish or impair the rights under an Award previously granted without the consent of the Participant.  Notwithstanding the foregoing, no Incentive Stock Options may be granted any time after ten (10) years after the adoption by the Board of any amendment to the Plan that constitutes the adoption of a new plan for purposes of Code Section 422.

Article 14.
GENERAL PROVISIONS

14.1	TAX OBLIGATIONS.

(a)
Withholding.  To the extent provided by the terms of an Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the right to withhold from any compensation paid to the Participant by the Company, its Parent or Subsidiary) or by a combination of such means: (i) tendering a cash payment; (ii) if and only if permitted by the Plan Administrator, authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting); (iii) if and only if permitted by the Plan Administrator, delivering to the Company owned and unencumbered shares of Common Stock; or (iv) if an only if permitted by the Plan Administrator, tendering any other form of legal payment, including a promissory note in favor of the Company.

(b)
Code Section 409A.  To the extent required to avoid penalties under Code Section 409A, the Plan Administrator intends any Award issued under the Plan to be exempt from or otherwise to comply in all respects with Code Section 409A and related regulations and intends to interpret and administer any Award issued under the Plan in accordance with Code Section 409A.  Notwithstanding any provision to the contrary, all taxes associated with participation in the Plan, including any liability imposed under Code Section 409A, shall be borne by the Participant.

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(c)
Notice of Disqualifying Disposition of ISO Shares.  If a Participant or a Participant’s beneficiary sells or otherwise disposes of any of the Common Stock acquired pursuant to the exercise of an Incentive Stock Option on or before the later of (i) the date two years after the date of grant, or (ii) the date one year after the date of exercise, the Participant (or beneficiary) shall immediately notify the Company in writing of such disposition and may be subject to income tax withholding by the Company on the compensation income.

14.2
NO EMPLOYMENT RIGHTS.  Nothing contained in this Plan or in any Award granted under the Plan shall be deemed to create in any way whatsoever any obligation on the part of the Participant to remain in the Continuous Service of the Company, or of the Company to continue the Participant in the Continuous Service of the Company.

14.3
PARTICIPANTS IN FOREIGN COUNTRIES.  The Plan Administrator shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company may operate to assure the viability of the benefits from Awards granted to Participants employed in such countries and to meet the objectives of the Plan.

14.4
OTHER EMPLOYEE BENEFITS.  Unless so provided by the applicable plan, the amount of compensation deemed to be received by a Participant as a result of the exercise of an Award shall not constitute earnings with respect to which any other employee benefits of the person are determined, including, without limitation, benefits under any pension, profit sharing, life insurance, or disability or other salary continuation plan.

14.5
CONFIDENTIALITY OF INFORMATION.  Information regarding the grant of Awards under this Plan is confidential and may not be shared by the Participant with anyone other than the Participant’s immediate family and personal financial advisor and other person(s) designated by Participant by power of attorney or assignment.

14.6
SEVERABILITY.  If any provision of this Plan is held by any court or governmental authority to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions.  Instead, each provision held to be illegal or invalid shall, if possible, be construed and enforced in a manner that will give effect to the terms of such provision to the fullest extent possible while remaining legal and valid.

14.7	ELECTRONIC DELIVERY. Any reference herein to a “written” agreement or document shall include any agreement or document delivered electronically or posted on the Company’s intranet.

14.8
GOVERNING LAW; VENUE.  This Plan, and all Awards granted under this Plan, shall be governed by and construed in accordance with the laws of the State of Nevada.  The federal and state courts within the State of Colorado shall have exclusive jurisdiction to adjudicate any dispute arising out of the Plan or any Agreement hereunder.  Each party hereby expressly consents that such courts shall have in personam jurisdiction and venue of such courts.  In addition to the foregoing jurisdiction, the Company, in its sole discretion, may commence any suit in any such jurisdiction in which any other court otherwise has jurisdiction.

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APPENDIX B

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
KL ENERGY CORPORATION

ARTICLE 1.    NAME.  The name of the corporation is:

 KL ENERGY CORPORATION

ARTICLE 2.    CAPITALIZATION.  The total number of shares of stock which the Corporation shall have the authority to issue is two hundred million (200,000,000) shares, consisting of one hundred eighty million (180,000,000) shares of Common Stock having a par value of $.001 per share and twenty million (20,000,000) shares of Preferred Stock having a par value of $.001 per share.

The Preferred Stock may be divided into such number of series as the Board of Directors may determine.  The Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to and imposed upon any wholly unissued series of Preferred Stock, and to fix the number of shares of any series of Preferred Stock and the designation of any such series of Preferred Stock.  The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

ARTICLE 3.    DIRECTORS.  The members of the governing board shall be styled as directors.  The number of directors may be increased or reduced in the manner provided for in the Bylaws of the corporation.

ARTICLE 4.    INDEMNIFICATION.  The corporation shall indemnify its officers and directors and may indemnify any other person to the fullest extent permitted by law.

ARTICLE 5.    DISTRIBUTIONS.  Subject to the terms of these Articles of Incorporation and to the fullest extent permitted by the Nevada Revised Statutes, the corporation shall be expressly permitted to redeem, repurchase, or make distributions, as that term is defined in Section 78.191 of the Nevada Revised Statutes, with respect to the shares of its capital stock in all circumstances other than where doing so would cause the corporation to be unable to pay its debts as they become due in the usual course of business.

ARTICLE 6.    LIABILITY OF DIRECTORS AND OFFICERS.  To the maximum extent permitted under the Nevada Revised Statutes, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages as a result of any act or failure to act in his capacity as a director or officer.

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APPENDIX C

Form of Certificate of Amendment to

Articles of Incorporation of

KL Energy Corporation

1. Name of Corporation: KL Energy Corporation

2. The articles have been amended as follows:

Article 2 is hereby amended by adding the following as the last paragraph of Article 2:

“Upon this Certificate of Amendment to Articles of Incorporation becoming effective (the “Effective Time”), each ( ) shares of Common Stock, par value $0.001 per share, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall be recombined, reclassified and changed into one (1) share of the corporation’s Common Stock, par value $0.001 per share (the “New Common Stock”), with any fractional interest being rounded up to the nearest whole share. Each holder of a certificate or certificates that, immediately prior to the Effective Time, represented shares of Old Common Stock (“Old Certificate”) shall be entitled to receive, upon surrender of the Old Certificate to the corporation’s transfer agent for cancellation, a certificate representing the number of whole shares of New Common Stock, calculated in the manner set forth hereinabove.”

3.  The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provision of the Articles of Incorporation have voted in favor of the amendment, is: ______________________________.

4.  Effective date of filing of this Certificate of Amendment: ________________, 2010

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its officers thereunto duly authorized this ___day of 2010.

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